Execution Version STOCK PURCHASE AGREEMENT BY AND AMONG CURO INTERMEDIATE HOLDINGS CORP., DOUG RIPPEL, CHAD FAULKNER and MIKE MCKNIGHT, AND AD ASTRA RECOVERY SERVICES, INC. December 11, 2019

TABLE OF CONTENTS Page ARTICLE 1 DEFINITIONS 1.1 Definitions............................................................................................................................1 1.2 Other Definitional Provisions ............................................................................................11 ARTICLE 2 CLOSING 2.1 Purchase and Sale of Shares; Purchase Price .....................................................................11 2.2 Closing ...............................................................................................................................12 2.3 Purchase Price Adjustment ................................................................................................13 2.4 Accounting Principles ........................................................................................................16 2.5 Payment of Indebtedness and Unpaid Transaction Expenses ............................................16 2.6 Other Closing Payments ....................................................................................................16 2.7 Withholding .......................................................................................................................17 ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE SELLERS 3.1 Authority; Enforceability ...................................................................................................17 3.2 Consents and Approvals; No Violations ............................................................................17 3.3 Ownership of Company Stock ...........................................................................................17 3.4 Brokers’ Fees .....................................................................................................................18 3.5 Litigation ............................................................................................................................18 ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE COMPANY 4.1 Existence and Good Standing ............................................................................................18 4.2 Authority; Enforceability ...................................................................................................18 4.3 Consents and Approvals; No Violations ............................................................................19 4.4 Capitalization .....................................................................................................................19 4.5 Financial Statements and Other Financial Matters; No Undisclosed Liabilities ...............19 4.6 Absence of Certain Changes ..............................................................................................20 4.7 Subsidiaries ........................................................................................................................20 4.8 Real Property .....................................................................................................................20 4.9 Taxes ..................................................................................................................................21 4.10 Contracts ............................................................................................................................22 4.11 Intellectual Property ...........................................................................................................24 4.12 Legal Proceedings; Orders .................................................................................................25 4.13 Employee Benefit Plans .....................................................................................................25 4.14 Brokers’ Fees .....................................................................................................................26 4.15 Labor Matters .....................................................................................................................26 i

Table of Contents (Continued) Page 4.16 Legal Requirements and Permits .......................................................................................27 4.17 Environmental Matters.......................................................................................................28 4.18 Relationships with Related Persons ...................................................................................28 4.19 Insurance ............................................................................................................................28 4.20 Compliance with Anti-Corruption Laws, Export Controls and Sanctions ........................28 4.21 Protection of Personal Information; PCI Compliance, Information Technology Systems ..............................................................................................................................29 ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF PURCHASER 5.1 Existence and Good Standing ............................................................................................30 5.2 Authority; Enforceability ...................................................................................................31 5.3 No Violations .....................................................................................................................31 5.4 Legal Proceedings ..............................................................................................................31 5.5 Purchaser Financial Resources ..........................................................................................31 5.6 Brokers’ Fees .....................................................................................................................31 ARTICLE 6 COVENANTS OF THE PARTIES 6.1 Conduct of the Business.....................................................................................................31 6.2 Access to Books and Records ............................................................................................34 6.3 Efforts to Consummate ......................................................................................................34 6.4 Reserved .............................................................................................................................34 6.5 Indemnification of Officers and Managers of the Company .............................................35 6.6 Regulatory Filings ..............................................................................................................35 6.7 Exclusive Dealing ..............................................................................................................36 6.8 Supplemental Disclosure ...................................................................................................37 6.9 Affiliate Transactions .........................................................................................................37 6.10 Post-Closing Claim Arrangements ....................................................................................37 ARTICLE 7 CONDITIONS TO CLOSING 7.1 Conditions to Purchaser’s Obligations ...............................................................................38 7.2 Conditions to the Sellers’ and the Company’s Obligations ...............................................38 ARTICLE 8 INDEMNIFICATION; NO RELIANCE 8.1 Indemnification for the Benefit of the Purchaser Indemnified Parties ..............................39 8.2 Indemnity Limitations ........................................................................................................40 8.3 Mitigation ...........................................................................................................................41 8.4 Calculation of Losses .........................................................................................................41 8.5 Claim Procedures ...............................................................................................................41 ii

Table of Contents (Continued) Page 8.6 Remedies Exclusive ...........................................................................................................42 8.7 Escrow Release ..................................................................................................................42 8.8 Tax Treatment ....................................................................................................................43 ARTICLE 9 TERMINATION 9.1 Termination ........................................................................................................................43 9.2 Effect of Termination .........................................................................................................44 ARTICLE 10 TAX MATTERS 10.1 Tax Returns ........................................................................................................................45 10.2 Certain Taxes .....................................................................................................................45 10.3 Cooperation on Tax Matters ..............................................................................................45 10.4 Section 338(h)(10) Elections .............................................................................................45 10.5 Straddle Period ...................................................................................................................47 ARTICLE 11 MISCELLANEOUS 11.1 Disclosure Schedules .........................................................................................................47 11.2 Press Releases and Public Announcements .......................................................................48 11.3 Third-Party Beneficiaries ...................................................................................................48 11.4 Entire Agreement ...............................................................................................................48 11.5 Succession and Assignment ...............................................................................................48 11.6 Amendment and Waiver ....................................................................................................49 11.7 References ..........................................................................................................................49 11.8 Construction .......................................................................................................................49 11.9 Counterparts .......................................................................................................................50 11.10 Notices ...............................................................................................................................50 11.11 Governing Law ..................................................................................................................51 11.12 Jurisdiction .........................................................................................................................51 11.13 Waiver of Jury Trial ...........................................................................................................51 11.14 Specific Performance .........................................................................................................52 11.15 No Waiver; Remedies Cumulative ....................................................................................52 11.16 Severability ........................................................................................................................52 11.17 Expenses; Taxes; Fees .......................................................................................................53 11.18 Non-Recourse ....................................................................................................................53 11.19 Purchaser Deliveries ..........................................................................................................53 11.20 Delivery by Facsimile or Email .........................................................................................53 11.21 Release ...............................................................................................................................53 11.22 Further Assurances.............................................................................................................53 iii

INDEX OF EXHIBITS Exhibit A – Form of Escrow Agreement Exhibit B - Form of Non-Competition and Non-Solicitation Agreement iv

STOCK PURCHASE AGREEMENT This STOCK PURCHASE AGREEMENT (as amended or restated from time to time in accordance with Section 11.6, this “Agreement”), dated as of December 11, 2019, is made by and among (a) CURO Intermediate Holdings Corp., a Delaware corporation (“Purchaser”), (b) Doug Rippel, Chad Faulkner and Mike McKnight, (each a “Seller” and collectively the “Sellers”) and (c) Ad Astra Recovery Services, Inc., a Nevada corporation (the “Company”). RECITALS WHEREAS, the Sellers own all of the outstanding capital stock of the Company (the “Company Stock”); and WHEREAS, Purchaser desires to purchase from the Sellers, and the Sellers desire to sell to Purchaser, the Company Stock, upon the terms and subject to the conditions set forth herein. NOW, THEREFORE, in consideration of the foregoing, the representations, warranties, covenants and agreements set forth in this Agreement, and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the Parties hereby agree as follows: ARTICLE 1 DEFINITIONS 1.1 Definitions. For purposes hereof, the following terms when used herein will have the respective meanings set forth below: “Accounting Principles” shall have the meaning set forth in Section 2.4. “Acquisition Transaction” shall have the meaning set forth in Section 6.7. “Adjustment Escrow Account” shall have the meaning set forth in Section 2.6(i). “Adjustment Escrow Amount” shall have the meaning set forth in Section 2.6(i). “Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise. “Affiliated Group” means any affiliated group within the meaning of Code Section 1504(a) or any affiliated, consolidated, combined, unitary or similar group defined under a similar provision of state, local or foreign law. “Agreement” shall have the meaning set forth in the Preamble to this Agreement. 1

“Anti-Corruption Laws” means all U.S. and non-U.S. Laws relating to the prevention of corruption and bribery, including the U.S. Foreign Corrupt Practices Act of 1977, as amended. “Base Purchase Price” means an amount equal to $15,802,278. “Business Day” means any day other than a Saturday, a Sunday or a day on which banks are required to be closed in New York, New York. “Cash” means, with respect to the Company, as of the Reference Time (but before taking into account the consummation of the transactions contemplated hereby), all cash, cash equivalents and marketable securities held by the Company at such time and determined in accordance with the Accounting Principles. “Closing” shall have the meaning set forth in Section 2.2(a). “Closing Cash” means the amount of Cash as of immediately prior to the Reference Time. “Closing Date” shall have the meaning set forth in Section 2.2(a). “Closing Indebtedness” means the amount of Indebtedness as of immediately prior to the Reference Time. “Code” means the Internal Revenue Code of 1986, as amended. “Collective Arrangements” means all collective bargaining agreements with any labor union, works council or any other representative of any employees of the Company. “Company” shall have the meaning set forth in the Preamble to this Agreement. “Company Benefit Plan” means each “employee benefit plan” within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA), and each other stock purchase, stock option, restricted stock, severance, retention, employment, individual consulting, change in control, bonus, incentive, deferred compensation, and each other compensation or benefit plan, agreement or arrangement, in each case, that is (i) sponsored, maintained or contributed to, or required to be contributed to, by the Company for the benefit of any current or former employee of the Company or (ii) for which the Company could have any liability. “Company Financial Statements” shall have the meaning set forth in Section 4.5(a). “Company Fundamental Representations” means the representations and warranties of the Company set forth in Sections 4.1, 4.2, 4.3, 4.4 and 4.14. “Company Intellectual Property” shall have the meaning set forth in Section 4.11(b). 2

“Company Stock” shall have the meaning set forth in the Recitals to this Agreement. “Confidentiality Agreement” shall have the meaning set forth in Section 6.2. “Contract” means any legally binding written agreement, contract, arrangement, lease, loan agreement, security agreement, license, indenture or other similar instrument or obligation to which the party in question is a party. “D&O Indemnified Party” shall have the meaning set forth in Section 6.5(a). “Deductible” shall have the meaning set forth in Section 8.2(a). “Disclosure Schedules” shall have the meaning set forth in Section 11.1. “Dispute Notice” shall have the meaning set forth in Section 2.3(b). “Environmental Laws” means any Law applicable to the business of the Company relating to (i) the protection of the natural environment, (ii) the protection of human health and safety as it pertains to exposure to Hazardous Substances, or (iii) the handling, use, presence, treatment, storage or Release of Hazardous Substances. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. “Escrow Accounts” shall have the meaning set forth in Section 2.6(ii). “Escrow Agent” means JPMorgan Chase Bank, N.A., or another escrow agent reasonably acceptable to the Purchaser and the Representative. “Escrow Agreement” shall have the meaning set forth in Section 2.6. “Escrow Amount” shall have the meaning set forth in Section 2.6(ii). “Escrow Excess Amount” shall have the meaning set forth in Section 2.3(e)(ii). “Escrow Release Date” shall have the meaning set forth in Section 8.7. “Estimated Closing Consideration” shall have the meaning set forth in Section 2.1(b). “Estimated Net Working Capital Adjustment Amount” shall have the meaning set forth in Section 2.1(b). “Exclusivity Period” shall have the meaning set forth in Section 6.7. “Export Controls” means any Laws controlling the export of any goods, technology or services, including, but not limited to, the Export Administration Act of 1979, the Arms Export Control Act, the Export Administration Regulations administered by the United States Department 3 of Commerce and the International Traffic in Arms Regulations administered by the United States Department of State. “Final Adjustment Amount”, which may be positive or negative, means the difference between the Final Consideration (as finally determined pursuant to Section 2.3) and the Estimated Closing Consideration. “Final Consideration” means (i) the Base Purchase Price, minus (ii) the Escrow Amount, minus (iii) the amount of Unpaid Transaction Expenses, minus (iv) the amount of Closing Indebtedness, and plus or minus (as the case may be) (v) the Net Working Capital Adjustment Amount, in the case of clauses (ii) through (v), as finally determined pursuant to Section 2.3. “Fraud” means, with respect to any Party, such Party’s actual and intentional fraud. “GAAP” means United States generally accepted accounting principles consistently applied. “Governmental Entity” means any federal, national, state, foreign, provincial, local or other government or any governmental, regulatory, administrative or self-regulatory authority, agency, bureau, board, commission, court, judicial or arbitral body, department, political subdivision, tribunal or other instrumentality thereof. “Governmental Official” means any officer or employee of a Governmental Entity or any department, agency or instrumentality thereof, including state-owned entities, or of a public organization or any person acting in an official capacity for or on behalf of any such government, department, agency, or instrumentality or on behalf of any such public organization. “Hazardous Substance” means any chemicals, materials, or substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “hazardous constituents,” “restricted hazardous materials,” “extremely hazardous substances,” “toxic substances,” “contaminants,” “pollutants,” or “toxic pollutants,” under any Environmental Law, including petroleum or petroleum by-products, friable asbestos, lead-based paint, or polychlorinated biphenyls. “Indebtedness” means, as of any time (such time, referred to as the “measurement date”), without duplication, whether secured or unsecured, the outstanding principal amount of, accrued and unpaid interest on, and other payment obligations (excluding breakage, prepayment or other premium, commitment fees, reimbursement and any other amounts that would become payable in connection with the prepayment) arising under, any obligations of the Company consisting of (i) indebtedness for borrowed money (including, without limitation, any credit facilities); (ii) indebtedness evidenced by any note, bond, debenture or other debt security, in each case, as of such time; (iii) indebtedness issued in substitution or exchange for borrowed money, “earn out” obligations or for the deferred purchase price of property, goods or services (excluding any trade payables and accrued expenses arising in the ordinary course of business); (iv) obligations for the reimbursement of any obligor or any other obligations on any letter of credit, bank guarantee, banker’s acceptance or other similar instrument, to the extent drawn upon inclusive of any amounts payable to terminate such arrangement; (v) obligations secured by a Lien on the assets of the Company; (vi) obligations under leases (other than real estate leases) required 4 to be capitalized under GAAP and (vii) obligations in the nature of guarantees of the obligations of other Persons of the type referred to in clauses (i) through (vi) above as of such date. “Indemnity Escrow Account” shall have the meaning set forth in Section 2.6(ii). “Indemnity Escrow Amount” shall have the meaning set forth in Section 2.6(ii). “Independent Accounting Firm” means RSM US LLP, or if such firm is not available or is unwilling to serve, then an independent and nationally recognized accounting firm reasonably acceptable to Purchaser and the Sellers. “Intellectual Property” means all of the following: (i) issued patents and patent applications, including continuations, divisionals, continuations-in-part, re-examinations, renewals, extensions and reissues; (ii) trademarks, service marks, trade dress, logos, domain names and registrations and applications for registration thereof together with all of the goodwill associated therewith; (iii) copyrights (registered or unregistered) and registrations and applications for registration thereof, including copyrights in software; and (iv) trade secrets and other proprietary know-how. “IRS” means the United States Internal Revenue Service. “Knowledge of the Company” means (a) the actual knowledge of Doug Rippel or Tracy Bengston, after due inquiry and (b) the actual knowledge of Chad Faulkner and Mike McKnight, each as of the applicable date. “Latest Balance Sheet” shall have the meaning set forth in Section 4.5(a)(ii). “Latest Balance Sheet Date” shall have the meaning set forth in Section 4.5(a)(ii). “Law” means any law, ordinance, code, treaty, statute, rule, regulation, judgment, injunction, order or decree of any Governmental Entity. “Leased Real Property” shall have the meaning set forth in Section 4.8(b). “Legal Proceeding” means any legal action, claim, counterclaim, hearing, charge, inquiry, meditation, suit, arbitration, audit, assessment, or proceeding or investigation (whether federal, state, local or foreign) pending, at Law or in equity, or before or by any Governmental Entity. “Liabilities” means any debt, liability, claim, demand, expense, commitment or obligation (whether direct or indirect, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due) of every kind and description and including all costs and expenses related thereto. “Liens” means liens, security interests, charges or encumbrances. “Litigation Exceptions” shall have the meaning set forth in Section 8.5. 5

“Losses” means, collectively, any loss, liability, damages, cost, Tax, judgment, penalty, fine or amount paid in settlement or expenses related to any of the foregoing (including reasonable legal fees and expenses). Losses shall not include (a) punitive damages, except to the extent awarded in a third party claim or (b) special, indirect or consequential damages, except (i) to the extent awarded in a third party claim or (ii) reasonably foreseeable. “Material Adverse Effect” means any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate, has had or would reasonably be expected to (i) be, materially adverse to the Company’s ability to consummate the transactions contemplated by this Agreement or (ii) have a materially adverse effect on the business, assets, properties or financial condition of the Company; provided, however, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect: any adverse change, effect, event, occurrence, state of facts or development arising out of or relating to (i) changes after the date of this Agreement in general economic conditions, including any stoppage or shutdown of any U.S. government activity (including any default by the U.S. government or delays in payments by government agencies or delays or failures to act by any Governmental Entity) and any changes after the date of this Agreement in the credit, debt or financial or capital markets (including changes in interest or exchange rates), in each case, in the United States or anywhere else in the world (provided that such change, effect, event, occurrence, state of facts or development does not affect the Company, in a substantially disproportionate manner in comparison to other participants in the industry in which the Company participates); (ii) changes in applicable Laws or the interpretation thereof, in each case, after the date of this Agreement (provided that such change, effect, event, occurrence, state of facts or development does not affect the Company in a substantially disproportionate manner in comparison to other participants in the industry in which the Company participates); (iii) global, national or regional political conditions, including hostilities, acts of war (whether declared or undeclared), sabotage or terrorism or military actions or any escalation, worsening or diminution of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway as of the date hereof (provided that such change, effect, event, occurrence, state of facts or development does not affect the Company, in a substantially disproportionate manner in comparison to other participants in the industry in which the Company participates); and (vii) hurricanes, earthquakes, floods or other natural disasters. “Material Contract” shall have the meaning set forth in Section 4.10(a). “Net Working Capital” means (i) all current assets (including Cash) of the Company as of the Reference Time, minus (ii) all current Liabilities (excluding Indebtedness and Unpaid Transaction Expenses) of the Company as of the Reference Time, in each case, determined in accordance with Section 2.4. For the avoidance of doubt, (a) Net Working Capital shall be calculated without taking into consideration the transactions contemplated by this Agreement, (b) receivables shall be valued at their full amount and all other current assets shall be valued at book value in the determination of Net Working Capital, and (c) contingent liabilities shall not be considered in the determination of Net Working Capital. Net Working Capital shall otherwise be determined in a manner consistent with the Accounting Principles. 6

“Net Working Capital Adjustment Amount” means the amount by which Net Working Capital exceeds or is less than the Net Working Capital Target. “Net Working Capital Target” shall be zero ($0.00). “Non-Compete Agreement” shall have the meaning set forth in Section 2.2(b). “Non-Recourse Party” means, with respect to a Party to this Agreement, any of such Party’s former, current and future equity holders, controlling persons, directors, officers, employees, agents, representatives, Affiliates, members, managers, general or limited partners, or assignees (or any former, current or future equity holder, controlling person, director, officer, employee, agent, representative, Affiliate, member, manager, general or limited partner, or assignee of any of the foregoing); provided that for the avoidance of doubt, no Party to this Agreement (in its capacity as such) will be considered a Non-Recourse Party. “Order” means any settlement, stipulation, order, writ, judgment, injunction, decree, ruling, determination or award of any court or of any Governmental Entity. For clarification, a Permit is not an Order. “Ordinary Course of Business” means actions that are consistent in all material respects with the past practices of the Company, taken in the ordinary course of the normal operations of the Company. “Organizational Documents” means certificates of incorporation, by-laws, certificates of formation, limited liability company operating agreements, limited liability partnership agreements, partnership or limited partnership agreements or other equivalent formation or governing documents of any Person, in each case, as amended, restated or otherwise modified to date. “Outside Date” shall have the meaning set forth in Section 9.1(e). “Outstanding Claims” shall have the meaning set forth in Section 8.7. “Party” means each party to this Agreement. “Permit” shall have the meaning set forth in Section 4.16. “Permitted Liens” means (i) statutory Liens for Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings by the Company and for which appropriate reserves have been established; (ii) mechanics’, materialmens’, carriers’, workers’, warehousemens’, repairers’ and other similar statutory Liens arising or incurred in the ordinary course of business for amounts which are not yet delinquent unless being contested in good faith by appropriate proceedings and for which appropriate reserves have been established; (iii) zoning, entitlement, building and other land use regulations or ordinances imposed by any Governmental Entity having jurisdiction over the Leased Real Property and which are not violated by the current use or occupancy of, or the activities conducted on, such Leased Real Property; (iv) covenants, conditions, restrictions, easements and other similar matters of record affecting title to the Leased Real Property; (v) public 7 roads and highways; (vi) Liens arising under workers’ compensation, unemployment insurance, social security, retirement and similar legislation; (vii) Liens arising in connection with sales of foreign receivables; (viii) Liens securing rental payments under capital lease arrangements; and (ix) Liens created by or arising out of the express terms of any Real Property Lease (other than as a result of a default thereof). “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Entity or any department, agency or political subdivision thereof. “Personal Information” means information in the possession or under the control of the Company regarding any natural person who can be identified from that information, including personally identifiable information, the use or disclosure of which is protected by applicable Law. “Personal Information” includes all “nonpublic personal information” as defined under the Gramm-Leach-Bliley Act, and all “personal information” as defined by the California Consumer Privacy Act of 2018. “Plan” means any Company Benefit Plan. “Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date “Preliminary Adjustment Amount” shall have the meaning set forth in Section 2.3(a)(i). “Preliminary Statement” shall have the meaning set forth in Section 2.3(a). “Purchaser” shall have the meaning set forth in the Preamble to this Agreement. “Purchaser Fundamental Representations” means the representations and warranties of the Purchaser set forth in Sections 5.1, 5.2, 5.5 and 5.6. “Purchaser Indemnified Parties” shall have the meaning set forth in Section 8.1. “Real Property Leases” means all leases, subleases, licenses, concessions and other Contracts applicable to the Leased Real Property, and any amendments or modifications thereto. “Reference Time” means 12:01 a.m., Central Standard Time, on the Closing Date. “Release” means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any Leased Real Property, including the movement of Hazardous Substances through or in the air, soil, surface water, groundwater or property. “Repaid Indebtedness Schedule” shall have the meaning set forth in Section 2.5. 8

“Representative” means, with respect to any Person, any director (or its equivalent), officer, employee, Affiliate, advisor (including any legal counsel, accountant or consultant), agent or other representative of such Person. “Retained Escrow Amount” shall have the meaning set forth in Section 8.7. “Sanctioned Jurisdiction” means any country or territory that is the subject of comprehensive Sanctions which broadly prohibit dealings or transactions in, with or involving such country or territory. “Sanctions” means any Laws or executive orders relating to economic or financial sanctions or trade embargoes, including, without limitation, any such Laws, executive orders or regulations that are imposed, administered or enforced by (i) the United States government (including the Office of Foreign Assets Control of the United States Department of the Treasury and the United States Department of State), (ii) the United Nations Security Council, (iii) the European Union or any member state thereof and (iv) the United Kingdom (including the Office of Financial Sanctions Implementation of Her Majesty’s Treasury). “Schedule” shall have the meaning set forth in Section 11.1. “Sellers” shall have the meaning set forth in the Preamble to this Agreement. “Sellers Certificate” shall have the meaning set forth in Section 2.1(b). “Sellers Fundamental Representations” means the representations and warranties of the Sellers set forth in Sections 3.1, 3.2, 3.3, and 3.4 “Specified Regulatory Approvals” shall have the meaning set forth in Section 6.6(a)(i). “Straddle Period” means any taxable period beginning on or before and ending after the Closing Date. “Subsidiary” means, with respect to any Person, (a) any corporation of which a majority of the total voting power of shares of capital entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (b) any partnership, limited liability company, association or other business entity of which a majority of the partnership, limited liability company or other similar ownership interest is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof. For purposes of this definition, a Person is deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person is allocated a majority of the gains or losses of such partnership, limited liability company, association or other business entity or is or controls the managing member or general partner or similar position of such partnership, limited liability company, association or other business entity. “Survival Period” shall have the meaning set forth in Section 8.2(b). 9

“Tax” or “Taxes” means (i) any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, real property gains, registration, value added, excise, natural resources, escheat severance, stamp, occupation, premium, windfall profits, environmental, customs, duties, real property, special assessment, personal property, capital stock, social security, unemployment, disability claims, payroll, license, employee, withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing, and (ii) any amount described in clause (i) payable by reason of Contract, assumption, transferee or successor liability, operation of Law, Treasury Regulations Section 1.1502-6 or otherwise. “Tax Return” means any return, report, estimate, election, disclosure, claim for refund, information return or other document (including schedules or any related or supporting information) filed or required to be filed with any Governmental Entity or other authority in connection with the determination, assessment or collection of any Tax or the administration of any Laws or administrative requirements relating to any Tax, and any amendment thereof or supplement thereto. “Third-Party Claim” means any claim asserted by a Person other than a Purchaser Indemnified Party. A Third Party Claim shall not include Taxes payable in the Ordinary Course of Business. “Transaction Documents” means, collectively, this Agreement, the Confidentiality Agreement, the Escrow Agreement and all of the certificates, instruments and agreements required to be delivered by any of the Parties at the Closing. “Transaction Expenses” means, without duplication, the aggregate amount of all fees, costs and expenses due and payable, incurred, paid or accrued by the Company or by or on behalf of the Sellers, in connection with the transactions contemplated by this Agreement, or the solicitation of and negotiation with other potential buyers of the Company or any of its Affiliates or consideration of other strategic alternatives, including any public or private offering of limited partnership or other equity interests or any recapitalization of the Company, including (i) the fees and expenses of accountants, consultants or other professional advisors or service providers; (ii) any success, incentive, change of control, retention, severance, or any similar payment or benefit payable to any current or former employee or director in connection with the consummation of the transactions contemplated by this Agreement, including the employer portion of any payroll Taxes attributable thereto; (iii) all fees, costs, expenses or payments payable in connection with obtaining any third-party consent or approval in connection with the transactions contemplated by this Agreement; (iv) all brokerage or financial advisory fees, costs, expenses and disbursement commissions or finders’ fees; and (v) 50% of any amounts payable by the Company in connection with the director and officer liability policy (including the premium of such policy and any associated broker fees) pursuant to and in accordance with Section 6.5(b). “Treasury Regulations” means the income tax Treasury Regulations promulgated under the Code, as the same may be amended from time to time. “UCC” means the Uniform Commercial Code, as adopted in the State of Delaware. 10

“Unpaid Transaction Expenses” means the aggregate amount of Transaction Expenses incurred by or on behalf of the Company and unpaid as of immediately prior to the Closing. “WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar state or local “mass layoff” or “plant closing” law. “Willful Breach” means, with respect to any breaches or failures to perform any of the covenants or other agreements contained in this Agreement, a breach that is a consequence of an act or a failure to act undertaken by the breaching Person with actual or constructive knowledge (which shall be deemed to include knowledge of facts that a Person acting reasonably should have, based on reasonable due inquiry) that such Person’s act or failure to act would, or would reasonably be expected to, result in or constitute a breach of this Agreement. 1.2 Other Definitional Provisions. (a) [Intentionally omitted] (b) Successor Laws. Any reference to any particular Code section or Law will be interpreted to include any revision of or successor to that section or Law, regardless of how it is numbered or classified. ARTICLE 2 CLOSING 2.1 Purchase and Sale of Shares; Purchase Price. (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, (i) Purchaser shall purchase, acquire and accept from the Sellers, and the Sellers shall sell, transfer, assign and deliver to Purchaser, all of the Company Stock, free and clear of any Liens (other than any Liens or transfer arising pursuant to applicable securities Laws), and (ii) Purchaser shall pay to the Sellers the Estimated Closing Consideration. (b) No later than three (3) Business Days prior to the Closing Date, the Sellers shall prepare and deliver to Purchaser a certificate (the “Sellers Certificate”) of a duly authorized representative of the Sellers, setting forth their good faith estimate of (i) the amount of Closing Indebtedness, (ii) the amount of Unpaid Transaction Expenses, and (iii) the Net Working Capital Adjustment Amount (the “Estimated Net Working Capital Adjustment Amount”), in each case, calculated in a manner consistent with the definitions hereof and determined in accordance with the accounting principles set forth in Section 2.4 hereof, with reasonable supporting documentation for such estimates as Purchaser may reasonably request, and their resulting calculation of the Estimated Closing Consideration. “Estimated Closing Consideration” shall mean (i) the Base Purchase Price, minus (ii) the Escrow Amount, minus (iii) the amount of Unpaid Transaction Expenses, minus (iv) the amount of Closing Indebtedness, and plus or minus (as the case may be) (v) the Estimated 11

Net Working Capital Adjustment Amount. The Company shall consider in good faith Purchaser’s reasonable questions, comments or requests related to the Sellers Certificate. 2.2 Closing. (a) On the terms and subject to the conditions set forth in this Agreement, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place, and the Parties hereto shall consummate the Closing, at the offices of Willkie, located at 787 Seventh Avenue, New York, New York, at 10:00 a.m., Eastern Time, on the second Business Day after the conditions set forth in Article 7 have been satisfied or waived (other than those conditions which by their terms or nature are to be satisfied at the Closing; provided that such conditions are satisfied (or waived by the Person entitled to the benefit thereof) at the Closing), unless another date, time or place is agreed to in writing by Purchaser and the Sellers. The date on which the Closing occurs is referred to herein as the “Closing Date.” (b) At the Closing, the Company and/or the Sellers, as applicable, shall deliver, or cause to be delivered, to Purchaser: (i) the stock certificates representing the Company Stock, together with a stock power providing for the transfer of the Company Stock duly executed in blank by the Sellers; (ii) a certificate signed by a duly authorized signatory of the Company certifying on behalf of the Company that the conditions set forth in Section 7.1(a)(i), 7.1(a)(ii), 7.1(b) (but only as to the Company) and 7.1(e) have been satisfied; (iii) a certificate signed by a duly authorized signatory of the Sellers certifying on behalf of the Sellers that the conditions set forth in Section 7.1(a)(i), 7.1(a)(ii) and 7.1(b) (but only as to the Sellers) have been satisfied; (iv) a counterpart to the Escrow Agreement, duly executed by the Sellers; (v) a certificate signed by a duly authorized signatory of the Company, dated as of the Closing Date, to the effect that no interest in the Company is a U.S. real property interest (such certificate to be in a form reasonably acceptable to Purchaser and based on the requirements of Treasury Regulations Section 1.897-2(h) and 1.1445-2(c)) and proof, reasonably satisfactory to Purchaser, that the Company has provided notice of such certificate to the IRS in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2); and (vi) a counterpart to the Non-Competition and Non-Solicitation Agreement in the form attached hereto as Exhibit B (the “Non-Compete Agreement”), duly executed by Sellers. 12

(c) At the Closing, Purchaser shall deliver, or cause to be delivered, to the Sellers: (i) the Estimated Closing Consideration by wire transfer of immediately available funds to an account or accounts of the Sellers designated by the Sellers to Purchaser in writing prior to the Closing; (ii) in accordance with the terms set forth in Section 2.5, the amounts payable by Purchaser pursuant to the terms thereof to the Persons identified therein; (iii) a certificate signed by a duly authorized signatory of Purchaser certifying on behalf of Purchaser that the conditions set forth in subsections (a) and (b) of Section 7.2 have been satisfied; (iv) a counterpart to the Escrow Agreement, duly executed by Purchaser; and (v) a counterpart to the Non-Compete Agreement, duly executed by Purchaser. 2.3 Purchase Price Adjustment (a) Within sixty (60) days following the Closing Date, Purchaser shall prepare and deliver to the Sellers the following (collectively, the “Preliminary Statement”): (i) a calculation by Purchaser of the Final Consideration, including its calculations of (A) the Closing Indebtedness, (B) the Unpaid Transaction Expenses and (C) the Net Working Capital Adjustment Amount determined in good faith in accordance with the terms set forth in Section 2.4 (the difference between the Estimated Closing Consideration and the Final Consideration as set forth in the Preliminary Statement, the “Preliminary Adjustment Amount”); and (ii) an unaudited consolidated balance sheet of the Company as of the reference time. (b) The Sellers shall have thirty (30) days following receipt of the Preliminary Statement to review Purchaser’s calculations of the Final Consideration and Preliminary Adjustment Amount, and to notify Purchaser in writing if they dispute any aspect of the Preliminary Adjustment Amount set forth in the Preliminary Statement (the “Dispute Notice”), specifying the reasons therefor in reasonable detail. In connection with the Sellers’ review of the Preliminary Statement, Purchaser shall permit, and shall cause its Representatives to permit, the Sellers and their Representatives to have reasonable access, during normal business hours and upon reasonable notice, to (i) the books, records and relevant employees of the Company and (ii) all relevant work papers, schedules, memoranda and other documents prepared by Purchaser or its Representatives in connection with its preparation of its calculation of the Final Consideration and Preliminary Adjustment Amount, and to finance personnel of Purchaser and its Affiliates, in each case, 13 which the Sellers or any of their Representatives reasonably request for the purpose of reviewing the Preliminary Statement. (c) In the event that the Sellers shall deliver a Dispute Notice to Purchaser, Purchaser and the Sellers shall attempt to resolve such dispute as promptly as practicable and, upon such resolution, if any adjustments to the Final Consideration and Preliminary Adjustment Amount shall be made in accordance with the resolution of Purchaser and the Sellers, then Purchaser and the Sellers shall set forth any such resolution in writing. If Purchaser and the Sellers are unable to resolve any such dispute within ten (10) Business Days (or such longer period as Purchaser and the Sellers shall mutually agree in writing) of the Sellers’ delivery of such Dispute Notice, Purchaser and the Sellers shall promptly submit to the Independent Accounting Firm for resolution any items remaining in dispute, and any determination of the Independent Accounting Firm shall be final and binding on the Parties, absent manifest error. Purchaser and the Sellers agree to enter into a customary engagement letter with the Independent Accounting Firm, and any fees, costs or expenses of the Independent Accounting Firm in respect of its services as contemplated by this Section 2.3 shall be borne by the Parties in reverse proportion to the relative success of the Parties on the disputed items submitted to the Independent Accounting Firm, with such determination of relative success made by the Independent Accounting Firm, or if the Independent Accounting Firm is unwilling to make such determination, then such fees, costs and expenses shall be borne fifty percent (50%) by the Sellers and fifty percent (50%) by Purchaser. The Independent Accounting Firm shall be instructed by Purchaser and the Sellers to use reasonable best efforts to perform its services and reach a final determination with respect to the matters submitted to it for resolution within thirty (30) days of submission of the dispute thereto and, in any case, as promptly as practicable after such submission. In resolving any disputed item, the Independent Accounting Firm (i) shall be bound by the provisions of this Section 2.3 and any other relevant provisions of this Agreement, including the definitions of Indebtedness, Closing Indebtedness, Unpaid Transaction Expenses, Net Working Capital and Net Working Capital Adjustment Amount contained herein, and (ii) will consider only such items as are identified in the Dispute Notice as being items which are in dispute and may not assign a value to any item greater than the greatest value for such item claimed by either Purchaser or the Sellers or less than the smallest value for such item claimed by either Purchaser or the Sellers. The Independent Accounting Firm’s determination shall be based solely on the presentations by the Sellers and Purchaser that are in accordance with the terms and procedures set forth in this Agreement (i.e., not on the basis of an independent review). In connection with the Independent Accounting Firm’s consideration of the dispute submitted to it, each Party shall permit, and cause its Affiliates and Representatives to permit, the Independent Accounting Firm and its Representatives to have reasonable access, during normal business hours and upon reasonable notice, to all relevant work papers, schedules, memoranda and other documents prepared by such Party or its Representatives in connection with its preparation of the Preliminary Statement and/or the Dispute Notice, as the case may be, and to finance personnel of such Party and its Affiliates and any other information which the Independent Accounting Firm or any Representative thereof reasonably requests, and the Parties hereto shall, and shall cause their respective Affiliates and Representatives to, otherwise cooperate with the Independent Accounting Firm and its Representatives in connection therewith. If Purchaser fails to timely deliver the Preliminary Statement in 14 accordance with Section 2.3(b), then, at the election of the Sellers in their sole discretion, either (A) the Final Consideration shall be deemed to equal the Estimated Closing Consideration set forth in the Sellers Certificate and the Final Adjustment Amount shall be deemed to be zero or (B) the Sellers shall retain (at the expense of Purchaser) the Independent Accounting Firm to provide an audit or other review of the Company’s books, and calculate the Final Adjustment Amount and Final Consideration resulting therefrom, consistent with the provisions of this Section 2.3, following which the Final Consideration, as adjusted by the Final Adjustment Amount, and the Final Adjustment Amount shall be deemed to be such amounts determined by such Independent Accounting Firm. (d) (i) If no Dispute Notice has been timely delivered by the Sellers pursuant to Section 2.3(b), then the Final Consideration and Final Adjustment Amount shall be as originally submitted and calculated by Purchaser, and (ii) if a Dispute Notice has been timely delivered by the Sellers pursuant to Section 2.3(b), then the Final Consideration and Final Adjustment Amount shall be as adjusted pursuant to the resolution of such dispute in accordance with this Section 2.3 (whether by mutual written agreement of Purchaser and the Sellers, or by the determination of the Independent Accounting Firm). (e) After the determination of the Final Consideration and Final Adjustment Amount pursuant to this Section 2.3: (i) if the Final Consideration is greater than the Estimated Closing Consideration, then: (a) Purchaser shall promptly (but in any event within three (3) Business Days following the final determination of the Final Adjustment Amount) pay to the Sellers an amount in cash equal to the Final Adjustment Amount, with all such payments to be made (or directed to be made) by wire transfer of immediately available funds to an account or accounts of the Sellers designated by the Sellers to Purchaser in writing prior to the date of such payment; and (b) the Sellers and Purchaser shall deliver joint written instructions to the Escrow Agent to cause the Escrow Agent promptly (but in any event within three (3) Business Days) to pay to the Sellers from the Adjustment Escrow Account the entirety of the funds in the Escrow Account by wire transfer of immediately available funds to an account or accounts of the Sellers designated by the Sellers to Purchaser in writing prior to the date of such payment; and (ii) if the Final Consideration is less than the Estimated Closing Consideration, then: (a) the Sellers and Purchaser shall promptly (but in any event within three (3) Business Days) deliver a joint written instruction to the Escrow Agent to pay to Purchaser from the Adjustment Escrow Account, and, if such amount is not sufficient, up to $100,000 from the Indemnity Escrow Account, an amount equal to the absolute value of the Final Adjustment Amount, by wire transfer of immediately available funds to an account or accounts of Purchaser designated by Purchaser to the Sellers in writing prior to the date of such payment. The Final Adjustment Amount shall be paid from the funds available in the Adjustment Escrow Account and up to $100,000 from the Indemnity Escrow Account. In the event that the funds available in the Adjustment Escrow Account are in excess of the Final Adjustment Amount (such excess, the “Escrow Excess Amount”), the Sellers and Purchaser shall, simultaneously with the delivery of the instructions described in the first sentence of this Section 2.3(e)(ii), deliver joint written instructions to 15 the Escrow Agent to pay the Sellers from the Adjustment Escrow Account the Escrow Excess Amount by wire transfer of immediately available funds to an account or accounts of the Sellers designated by the Sellers to Purchaser in writing prior to the date of such payment. The Sellers shall not have any liability for any amounts due pursuant to Section 2.3 except to the extent of the funds available in the Adjustment Escrow Account and up to $100,000 from the Indemnity Escrow Account. 2.4 Accounting Principles. The Sellers Certificate and the Preliminary Statement (and all estimates and calculations of Net Working Capital and Net Working Capital Adjustment Amount) shall be prepared in accordance with GAAP applied using the same accounting principles, practices, procedures, policies and methods used in, and on a basis consistent with, those applied by the Company in preparing the Company Financial Statements (the “Accounting Principles”). 2.5 Payment of Indebtedness and Unpaid Transaction Expenses. At the Closing and on behalf of the Company and Sellers, Purchaser shall pay, or cause to be paid, in cash by wire transfer of immediately available funds, the Unpaid Transaction Expenses and the Indebtedness that is listed on Schedule 2.5 hereto (the “Repaid Indebtedness Schedule”) that are set forth in the Sellers Certificate delivered hereunder and pursuant to wire instructions provided to Purchaser in connection therewith. In order to facilitate the repayment of the Indebtedness listed on the Repaid Indebtedness Schedule, no fewer than three (3) Business Days prior to the Closing, the Company shall deliver or cause to be delivered to Purchaser such documents or instruments each of which shall be in form and substance reasonably satisfactory to Purchaser, in its sole discretion, and take all such actions as may be required or necessary to, effective as of the Closing, effect or permit Purchaser to effect the repayment of all such Indebtedness, on the Company’s behalf, including obtaining payoff letters, which shall include the release of all Liens, termination of any UCC financing statements and the release of all obligations and guarantees, for all such Indebtedness that is listed on the Repaid Indebtedness Schedule. Each payoff letter shall set forth the aggregate principal amount and all accrued but unpaid interest constituting such Indebtedness and the names of each Person to which such Indebtedness is owed. Schedule 2.5 shall also set forth the amounts to be paid to each Person to whom any Unpaid Transaction Expenses are payable or due at the Closing, the amounts payable to each such Person in accordance with the terms of this Agreement, and payment instructions with respect to each such payee along with wire instructions therefor. 2.6 Other Closing Payments. At the Closing, Purchaser shall (i) deliver the sum of $150,000 (such amount, the “Adjustment Escrow Amount”) in immediately available funds into a separate escrow account (the “Adjustment Escrow Account”), and (ii) deliver the sum of $1,185,170.85 (such amount, the “Indemnity Escrow Amount”, and together with the Adjustment Escrow Amount, the “Escrow Amount”) in immediately available funds into a separate escrow account (the “Indemnity Escrow Account”, and together with the Adjustment Escrow Account, the “Escrow Accounts”), both such accounts to be established and maintained by the Escrow Agent pursuant to the terms and conditions of an escrow agreement substantially in the form of Exhibit A attached hereto, with such changes as may be required by the Escrow Agent and reasonably acceptable to the Sellers and Purchaser, to be entered into on the Closing Date by the Sellers, Purchaser and the Escrow Agent (the “Escrow Agreement”). 16

2.7 Withholding. Purchaser shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement such amounts as are required to be deducted and withheld under applicable Law. To the extent that amounts are so deducted or withheld and timely remitted to the appropriate Governmental Entity, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made. ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE SELLERS Except as set forth on the Disclosure Schedules and subject to the terms and conditions set forth in Section 11.1, each of the Sellers represents and warrants to Purchaser as of the date hereof and as of the Closing Date as follows: 3.1 Authority; Enforceability. Each Seller has the power, legal right, capacity and authority to execute this Agreement and the other Transaction Documents to which it is a party, and to perform its obligations under this Agreement and the other Transaction Documents to which it is a party. Each of this Agreement and the other Transaction Documents to which they are a party constitutes a valid and binding obligation of each of the Sellers enforceable against each such Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Law relating to or affecting creditors’ rights generally or by equitable principles (regardless of whether enforcement is sought at law or in equity). 3.2 Consents and Approvals; No Violations. Except as set forth on Schedule 3.2, the execution and delivery by the Sellers of this Agreement and the other Transaction Documents to which they are a party, the performance and compliance with the terms and conditions hereof and thereof by the Sellers, and the consummation by the Sellers of the transactions contemplated hereby and thereby, in each case will not (with or without notice or passage of time, or both): (a) breach, violate or conflict with any provision of any Law or Permit applicable to any of the Sellers; (b) require any consent of, or other action by, any Person, or (c) violate, conflict with, result in a breach or constitute a default under, or require the declaration or filing with, or notification to, any Governmental Entity or any counterparty to, any material Contract to which any of the Sellers is a party or is otherwise bound, except (in the case of the immediately preceding clauses (a) and (b)) for any violation, conflict, breach or default or the failure to make such declaration, filing or notification, that would not impair or delay the ability of the Sellers to consummate the transaction contemplated by the Agreement. 3.3 Ownership of Company Stock. The Sellers are, and at the Closing, will be, the record and beneficial owners of the Company Stock to be sold by them hereunder, free and clear of any Liens (other than Permitted Liens and any Liens arising pursuant to applicable securities Laws). The Company Stock to be sold pursuant to this Agreement represents one hundred percent (100%) of the capital stock of the Company. The Sellers are not party to, or otherwise subject to, any voting trust, proxy or other contract with respect to the voting, repurchase, redemption, sale, transfer or other acquisition or disposition of the Company Stock owned by the Sellers. 17

Immediately after the Closing, all of the Company Stock will be owned by Purchaser free and clear of all Liens (other than Liens on transfer arising pursuant to applicable securities Laws). 3.4 Brokers’ Fees. There are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of the Sellers for which the Company or purchaser would be liable following the Closing. 3.5 Litigation. There is no Legal Proceeding pending or, to the knowledge of the Sellers, threatened against or affecting any of the Sellers or affecting any of their properties or assets, which seeks to or would reasonably be expected to prohibit, delay or impair the consummation of the transactions contemplated by this Agreement by the Sellers. ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE COMPANY Except as set forth on the Disclosure Schedules and subject to the terms and conditions set forth in Section 11.1, the Company hereby represents and warrants to Purchaser as of the date hereof and as of the Closing Date as follows: 4.1 Existence and Good Standing. The Company is validly existing and, to the extent applicable in such jurisdiction, in good standing under the Laws of the jurisdiction in which it is organized. The Company has all requisite right, power, authority and capacity to own, lease and operate the properties and assets it owns, leases and operates, and to carry on its business as such business is conducted as of the date hereof. The Company is qualified to do business as a foreign entity in each jurisdiction in which its ownership of property or the conduct of business as now conducted requires it to qualify, except for such failures to qualify that would not reasonably be expected to be adverse to the business of the Company. 4.2 Authority; Enforceability. The Company has the full corporate power, legal right, capacity and authority to execute this Agreement and the other Transaction Documents to which it is a party, and to perform its obligations under this Agreement and the other Transaction Documents to which it is a party. The execution, delivery and performance of this Agreement and the other Transaction Documents to which the Company is a party have been duly and validly authorized by all required corporate action on behalf of the Company in accordance with the Company’s Organizational Documents. True, complete and correct copies of the Organizational Documents of the Company have been made available to the Purchaser and each such instrument is in full force and effect in the form made available to Purchaser. The Company is not in violation of its Organizational Documents. Each of this Agreement and the other Transaction Documents to which the Company is a party constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Law relating to or affecting creditors’ rights generally or by equitable principles (regardless of whether enforcement is sought at law or in equity). 18

4.3 Consents and Approvals; No Violations. The execution and delivery by the Company of this Agreement and any other Transaction Document to which the Company is a party, the performance and compliance with the terms and conditions hereof and thereof by the Company, and the consummation of the transactions by the Company contemplated hereby and thereby, in each case will not (with or without notice or passage of time, or both): (a) violate, conflict with, result in a breach or constitute a default under any of the provisions of the Organizational Documents of the Company; (b) except for any violation, conflict, breach or default resulting solely from Purchaser being party to the transactions contemplated by this Agreement or any Transaction Document to which Purchaser is a party, breach, violate or conflict with any provision of any Law or Permit applicable to the Company; (c) require any consent of, or other action by, any Person other than those consents set forth in Schedule 4.3(c); or (d) violate, conflict with, result in a breach or constitute a default under, or require the declaration or filing with, or notification to, any Governmental Entity or any counterparty to, any Contract to which the Company is party except (in the case of the immediately preceding clauses (b) and (c)) for any violation, conflict, breach or default or the failure to make such declaration, filing or notification, that would not reasonably be expected to be material to the business of the Company. 4.4 Capitalization. (a) Schedule 4.4(a) accurately sets forth the authorized, issued and outstanding capital stock or other equity interests of the Company as of the date hereof and the record, legal and beneficial ownership thereof. All the issued and outstanding Company Stock has been duly authorized and validly issued, and was issued in accordance with the Company’s Organizational Documents. (b) There are no Contracts to which the Company is a party or is otherwise bound requiring the Company to issue, transfer, sell or otherwise dispose of any stock or other equity interests of the Company, including any options, warrants, subscription rights, calls or other similar commitments or agreements relating thereto. No stock or other equity interests of the Company are subject to any proxies, voting agreements, voting trusts or other similar arrangements which affect the rights of holder(s) to vote such securities, nor are there, as of the date hereof, any equity security holder agreements, buy-sell agreements, restricted equity purchase agreements, warrant purchase agreements, equity security issuance agreements, equity security option agreements, rights of first refusal or other similar agreements to which the Company is a party or is otherwise bound with respect to such equity securities which, in any manner, would affect the title of any holder(s) to such securities or the rights of any holder(s) to sell the same free and clear of all Liens (other than Permitted Liens and any Liens arising pursuant to applicable securities Laws). There are no stock appreciation rights, phantom interests, profit participation rights or similar rights outstanding with respect to the Company. 4.5 Financial Statements and Other Financial Matters; No Undisclosed Liabilities. (a) Schedule 4.5(a) sets forth (i) the unaudited statements of financial position of the Company as of December 31, 2017 and December 31, 2018, and the related unaudited combined statements of operations, changes in equity and cash flows for the twelve (12) month periods then ended, and (ii) the unaudited balance sheet of the Company 19 as of October 31, 2019 (the “Latest Balance Sheet”, and such date, the “Latest Balance Sheet Date”), and the related unaudited statements of comprehensive income (loss), changes in shareholders’ equity and cash flows for the 10-month period then ended (collectively, the “Company Financial Statements”). (b) The Company Financial Statements have been prepared in a manner consistent with historical practices, and fairly present in all material respects the financial condition and results of operations of the Company, at the respective dates and for the respective periods described above. (c) The Company does not have any Liabilities other than any such Liabilities (i) accrued or reserved against in the Latest Balance Sheet, (ii) incurred in the Ordinary Course of Business since the Latest Balance Sheet Date, (iii) incurred in connection with this Agreement or the transactions contemplated hereby, (iv) pursuant to the terms of any Contract to which the Company is party (other than liabilities for default, breach or non-performance thereunder), or (v) Liabilities which, individually or in the aggregate, would not reasonably be expected to exceed $25,000. 4.6 Absence of Certain Changes. During the period from the Latest Balance Sheet Date to the date of this Agreement, (a) no Material Adverse Effect has occurred and, (b) except for the negotiation, execution and delivery of this Agreement and the other Transaction Documents and the undertaking of the process that resulted in the execution and delivery of this Agreement and the other Transaction Documents, the Company has conducted its business in the Ordinary Course of Business, and (c) the Company has not taken any action which, if taken after the date of this Agreement, would require the consent of Purchaser pursuant to Section 6.1. 4.7 Subsidiaries. As of the date hereof, the Company does not own any capital stock or other equity interests of any Person. 4.8 Real Property. (a) The Company does not own any real property. (b) Schedule 4.8(b) sets forth all real property in which the Company holds a leasehold interest as of the date hereof (the “Leased Real Property”) and a complete list of the Real Property Leases applicable thereto. A true and complete copy of each Real Property Lease, as in effect as of the date hereof, has been made available to Purchaser (including all amendments, extensions and other modifications, if any, thereof and all guarantees applicable thereto). The title in and to the leasehold interests of the Company in the Leased Real Property is free and clear of Liens, except for Permitted Liens. Each Real Property Lease is in full force and effect and the applicable Company holds valid and existing leasehold interests thereunder. There is no pending or, to the Knowledge of the Company, threatened in writing, condemnation, eminent domain, taking or similar Legal Proceeding affecting any of the Leased Real Property, which, individually or in the aggregate, could reasonably be expected to materially impair or interfere with the occupancy, use or operation of the business of the Company as currently conducted. As of the date hereof, each Real Property Lease is in full force and effect, and neither the 20

Company nor, to the Knowledge of the Company, any other party thereto is in material breach or material default thereunder. (c) The Leased Real Property constitutes all of the material real property used by the Company as of the date hereof in the Ordinary Course of Business. There are no leases, subleases, assignments, occupancy agreements or other similar Contracts to which the Company is a party or otherwise bound granting to any Person (other than the Company) the right of use or occupancy of any Leased Real Property. 4.9 Taxes. (a) All Tax Returns with respect to the Company due prior to the date hereof have been timely and properly filed and all such Tax Returns were true, correct and complete in all material respects as of the time of such filing. All Taxes and withholding amounts due and payable by the Company prior to the Closing have been or will have been paid in full prior to the Closing. Schedule 4.9(a) contains a list of all audits of all Tax Returns of the Company, if any, for the last three (3) years and any adjustments proposed as a result of such audits have been paid, reserved against or settled. No Tax liens have been filed against the assets of the Company other than liens for Taxes which are not yet due and payable. (b) Any Liability of each of the Company or any of its Subsidiaries for Taxes not yet due and payable, or which are being contested in good faith, for periods through the Closing Date (including the portion of any Straddle Period ending on the Closing Date) do not exceed the amount taking into account as a Liability in determining the Net Working Capital Adjustment Amount. (c) No deficiencies for any Taxes have been proposed, asserted or assessed in writing against the Company that is still pending, and there is no Legal Proceeding, audit or claim now pending against, or with respect to, Company in respect of any Tax or assessment, nor is any Legal Proceeding for additional Tax or assessment asserted by any Tax authority. (d) No claim has been made by any Tax authority in a jurisdiction where the Company has not filed a Tax Return that it is or may be subject to Tax by such jurisdiction, nor, to the knowledge of each of the Company, is any such assertion threatened in writing. (e) The Company is not a party to any Contract, providing for the payment of Taxes, payment for Tax losses, entitlements to refunds or similar Tax matters, other than the Tax provisions of licenses, leases and loan agreements and other similar agreements entered into in the ordinary course of business the principal purpose which is not related to Tax. (f) There is no outstanding request for any extension of time within which to pay any Taxes or file any Tax Returns, there has been no waiver or extension of any applicable statute of limitations for the assessment or collection of any Taxes of the 21

Company, and no ruling with respect to Taxes has been requested by or on behalf of the Company. (g) The Company has not participated in a “listed transaction” required to be disclosed pursuant to Treasury Regulations Section 1.6011-4(b)(2) or any predecessor thereof. (h) The Company is not and never has been a United States Real Property Holding Corporation (as defined in Section 897(c)(2) of the Code). (i) The Company does not have a permanent establishment in any jurisdiction outside the United States. (j) (A) The Company has and has had at all times since its incorporation a valid election in effect under Section 1362 of the Code and any comparable provision of state or local law for all taxable years through and including the Closing Date (the “S Election”) and such S Election has never been terminated or revoked; (B) the Company does not have any subsidiaries that are not (x) disregarded as separate from its owner under Treasury Regulation Section 301.7701-3(b)(1)(ii) or (y) as a qualified S corporation subsidiary within the meaning of Section 1361(b)(3)(B) of the Code (a “Disregarded Entity”), and each such subsidiary, if any, has been a Disregarded Entity at all times since the date of its formation up to and including the Closing Date; (C) The Company has not, in the past 10 years, acquired assets from another corporation in a transaction in which the Company’s tax basis was determined, in whole or in part, by reference to the tax basis of the acquired assets in the hands of the transferor; and (E) the S Election of the Company is valid and respected under the income Tax laws of every state or local jurisdiction in which the Company does business. (k) The Company has disclosed on their federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code. (l) No change in entity classification has been made with respect to the Company that is not an initial classification election for U.S. federal income Tax purposes under Treasury Regulations Section 301.7701-3. (m) The Company has not been a party to a transaction qualifying under Section 355 of the Code during the past five (5) tax years. 4.10 Contracts. (a) Schedule 4.10(a) sets forth a correct and complete list of the following Contracts (but excluding any Real Property Lease, Company Benefit Plan, guarantee entered into in connection with any Real Property Lease) to which the Company is a party or bound as of the date hereof, other than those that have terminated prior to the date hereof in accordance with their terms or that have no material, continuing rights or obligations thereunder (each such Contract, together with the Real Property Leases, each as amended to date, a “Material Contract”): 22

(i) each Contract under which the Company is lessee of, or holds or operates any personal property owned by any other Person, for which the annual payment exceeds $25,000; (ii) each Contract (other than purchase orders entered into by the Company in the Ordinary Course of Business and Contracts that can be terminated by the Company without penalty on not more than 60 days’ notice) that requires future payments by the Company in an amount in excess of $50,000 during the 2019 fiscal year or $100,000 during the remaining term of the Contract; (iii) (A) any Contract granting any license or covenant not to sue with respect to, or for the development of, Intellectual Property rights, excluding (yy) licenses for commercially available, off-the-shelf software applications with a replacement cost and/or aggregate annual license and maintenance fee of no more than $10,000 and (zz) non-exclusive licenses granted to customers or resellers in the Ordinary Course of Business and implied licenses granted to marketers and consultants or (B) any Contract that provides for a license by or to or for the sale, transfer or purchase by the Company or the Company of any Intellectual Property rights material to the operating of the business of the Company or the Company; (iv) each joint venture, partnership or strategic alliance with a third party involving the sharing of profits of the Company with such third party; (v) Company from soliciting, hiring, competing with or freely engaging in any business with respect to (i) any geographic area or Person or (ii) any Contract that obligates the Company to conduct business on an exclusive or “most favored nation” basis rights of first refusal, rights of first negotiation or similar rights with any third party; (vi) any credit agreement, indenture, note, bond or other similar Contract relating to Indebtedness (including any guaranty thereof), whether of the Company to any Person or of any Person to the Company, or any Contract with respect to any security or collateral related to any of the foregoing; (vii) each Contract entered into by the Company since December 31, 2017 relating to the acquisition by the Company (by merger, purchase of equity or assets or otherwise) of any Person, operating business or product line; (viii) any Contract relating to any settlements with any Person or any settlements, consent decrees, remediation plans or other arrangements with any Governmental Entity, in each case, where the Company or any Affiliate of the Company will have material ongoing obligations following the Closing; (ix) any Contract with any dealer, distributor, broker, sales or other agent pursuant to which the Company made aggregate payments equal to or greater than $100,000 during the 2018 fiscal year or is reasonably expected to make aggregate payments equal to or greater than $100,000 during any fiscal year thereafter; 23

(x) any power of attorney granted by the Company that is currently in effect; and (xi) other than any Contracts specified in clauses (i) through (x) above, any Contract that is material to the business of the Company. (b) A true, complete and correct copy of each Material Contract has been made available to Purchaser. Each Material Contract (assuming due power and authority of, and due execution and delivery by, the other party or parties thereto) is valid and binding on the Company and is in full force and effect. (c) With respect to each Material Contract, such Material Contract is (i) the legal and valid obligation of the Company, and, to the Knowledge of the Company, of each other party thereto, (ii) enforceable against the Company and, to the Knowledge of the Company, each other party thereto, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Law relating to or affecting creditors’ rights generally or by equitable principles (regardless of whether enforcement is sought at law or in equity) and, (iii) as of the date hereof, in full force and effect, and neither the Company nor, to the Knowledge of the Company, any other party thereto is in material breach or material default thereunder. 4.11 Intellectual Property. (a) Schedule 4.11(a) contains a list of the following that are owned by the Company or filed in the name of the Company, in each case as of the date hereof: (i) patents and patent applications; (ii) registered trademarks, service marks and Internet domain names and applications related thereto (as applicable); (iii) registered copyrights; and (iv) pending applications for any registrations of the type referred to in clauses (i) through (iii). (b) The Company owns, licenses or otherwise has the right to use, free and clear of all Liens (except the Permitted Liens), all material Intellectual Property used or held for use or otherwise required in the current operation of the Company (the “Company Intellectual Property”). (c) (i) The operation of the Company does not infringe, misappropriate or otherwise violate the Intellectual Property rights of any third party, and (ii) to the Knowledge of the Company, no Person is infringing, misappropriating or otherwise violating the Company Intellectual Property. As of the date hereof, the Company has not received any written notice asserting any violation, misappropriation or infringement of any Intellectual Property rights of any third party by the Company, or invalidity of the Company Intellectual Property that remains unresolved. (d) Within the two (2) years prior to the date hereof there have been no failures, crashes, security breaches or similar adverse events affecting the computer software, computer hardware, firmware, networks, interfaces and related systems used by the Company that has caused material disruption to the operations of the Company in the Ordinary Course of Business. 24

(e) No present or former employee, officer or director of the Company holds any right, title or interest, directly or indirectly, in whole or in part, in or to any material Company Intellectual Property. (f) The Company has taken commercially reasonable measures to protect the Company Intellectual Property rights, including the confidentiality of all material trade secrets owned by the Company and other confidential information. Each current and former employee, independent contractor or consultant of the Company first hired or engaged after July 1, 2015 who has received access to the Company confidential information and/or who has been involved in the creation and/or development of any Company Intellectual Property rights owned by the Company has entered into a written agreement pursuant to which such employee, independent contractor or consultant agrees to protect the confidential information of the Company and to assign to the Company all Intellectual Property rights created and/or developed by such employee, independent contractor or consultant in the course of his, her or its employment or engagement with the Company (unless ownership of such Intellectual Property rights would automatically vest, or have automatically vested, in the Company by operation of Law). 4.12 Legal Proceedings; Orders. Except as set forth on Schedule 4.12, there are no Legal Proceedings pending, nor, to the Knowledge of the Company, is there any Legal Proceeding threatened in writing against the Company. As of the date hereof, there is no Order outstanding against the Company or by which the Company is bound, except for Orders which generally affect other Persons engaged in the industry in which the Company is engaged. 4.13 Employee Benefit Plans. (a) Schedule 4.13(a) contains a correct and complete list of each Company Benefit Plan, in effect as of the date hereof. With respect to each Plan, the Company has made available to the Purchaser true and correct copies of (i) plan documents and amendments thereto, (ii) related trust agreements, insurance contracts or other funding arrangements, (iii) the most recent Form 5500-series annual report with schedules, if any, (iv) the most recent summary plan descriptions and any summaries of material modification thereto, and (v) the most recent determination letter or opinion letter received from the IRS. (b) No Plan is (i) subject to Title IV or Section 302 of ERISA or Section 412 of the Code, (ii) a “multiemployer plan” as defined in Section 3(37) of ERISA, or (iii) a “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA. In the preceding six (6) years, neither the Company, nor any ERISA Affiliate, has sponsored, maintained or contributed to, or had an obligation to contribute to, any arrangement subject to Title IV of ERISA, and no condition exists that could reasonably be expected to result in the Company or any ERISA Affiliate incurring any liability under Title IV of ERISA or Sections 412 or 430 of the Code. (c) No Company Benefit Plan provides retiree health or life insurance benefits except to the extent required by Section 4980B of the Code and Section 601 of 25

ERISA or any other applicable law and at the sole expense of the participant or the participant’s beneficiary. (d) Each Company Benefit Plan has been established, maintained, funded, and administered in accordance with its terms, and in compliance in all material respects with the applicable provisions of ERISA, the Code, the Patient Protection and Affordable Care Act of 2010 and all other applicable Laws, except where such failure would not reasonably be expected to have a Material Adverse Effect. (e) With respect to each Company Benefit Plan that is intended to qualify under Section 401(a) of the Code, such plan, and its related trust, has received a determination letter (or opinion letters in the case of any prototype plans) from the IRS that it is so qualified and there are no facts or circumstances that could be reasonably likely to adversely affect the qualified status of any such Company Benefit Plan. (f) Except as set forth in Schedule 4.13(f), neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (either alone or in conjunction with another event): (i) entitle any Person to any payment (including severance pay, retention, sale bonus or other compensation), forgiveness of indebtedness, distribution, or increase in benefits, (ii) trigger any acceleration of vesting, or payment of benefits under or with respect to any Plan, (iii) trigger any obligation to fund any Plan, or (iv) result in the payment of any amount that would, individually or in combination with any other such payment, could constitute an “excess parachute payment” within the meaning of Section 280G of the Code. No Person has a right to any gross up, indemnification or other reimbursement from the Company for any penalties or Taxes imposed as a result of the application of Code Sections 409A, 280G or 4999. (g) As of the date hereof, there are no Legal Proceedings pending (other than routine claims for benefits) or, to the Knowledge of the Company, threatened against any Company Benefit Plan, or against the Company with respect to the Company Benefit Plans. (h) Each Company Benefit Plan that is a “nonqualified deferred compensation plan” (within the meaning of Section 409A(d)(1) of the Code) has been operated in compliance with Section 409A of the Code and the Treasury Regulations issued under Section 409A of the Code. 4.14 Brokers’ Fees. There are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of the Company for which the Company or Purchaser would be liable following the Closing. 4.15 Labor Matters. (a) Schedule 4.15(a) sets forth a complete list of all employees and other service providers of the Company as of the date hereof, and the following current information for each such individual: his or her (i) title, (ii) hire date, (iii) job location, 26

(iv) status as exempt or non-exempt, (v) classification as employee or independent contractor, (vi) active work status, (vii) confirmation of eligibility to work in the United States, including details of any applicable work visas or similar arrangements, (viii) base salary or wage rate and (ix) target bonus or other incentive compensation. (b) The Company is not bound by or subject to any Collective Arrangement and, to the Knowledge of the Company, there is no organizational effort being made or threatened by, or on behalf of, any labor union to organize employees of the Company and no demand for recognition of employees of the Company has been made by, or on behalf of, any labor union. There is not, as of the date hereof, any labor dispute involving the employees of the Company pending or, to the Knowledge of the Company, threatened against the Company. (c) The Company is, and during the past six (6) years has been, in compliance in all material respects with all applicable Laws relating to the employment of labor, including, without limitation, provisions thereof relating to immigration and citizenship (including completion and processing of Forms I-9 for all employees in accordance with applicable Law), wages, hours, pay equity, equal opportunity, classification, employment discrimination and practices, retaliation, “whistleblower” rights, civil rights, collective bargaining, the Fair Labor Standards Act, and the WARN Act. (d) Except as set forth in Schedule 4.15(d), there is no charge, complaint, investigation, audit, action or petition against the Company pending before the National Labor Relations Board, the Equal Employment Opportunity Commission, the United States Department of Labor, the Occupational Safety and Health Administration, Consumer Financial Protection Bureau or any other Governmental Entity and, to the Knowledge of the Company, no such charge, complaint, investigation, audit, action or petition is threatened against the Company. (e) There is no litigation pending against the Company with respect to any current or former employee, and, to the Knowledge of the Company, no such litigation is threatened. 4.16 Legal Requirements and Permits. The Company has complied with and is in compliance in all material respects with all applicable Laws of applicable Governmental Entities. The Company has adopted a Compliance Management System approved by the Board of Directors commensurate with the size, complexity, and risk profile of the Company. The Compliance Management System has been designed to manage the day to day compliance functions of the Company, including but not limited to self-identification of consumer compliance issues, violations of Law and consumer harm, and corrective action undertaken as such issues are identified, written compliance policies, training, auditing, consumer complaint responses, and reporting to the Board. As of the date hereof, to the Knowledge of the Company, all material approvals, filings, certificates, accreditations, registrations, permits, licenses, consents and other similar authorizations of and from all Governmental Entities required to conduct the business of the Company are in the possession of the Company (collectively, “Permits”), are in full force and effect and are being complied with in all material respects. As of the date hereof, there is no 27 material examination, proceeding or disciplinary action (including fines), investigation, civil investigative demand, currently pending, or threatened in writing against, the Company or Sellers by a Governmental Entity, including any claims for unfair, deceptive or abusive acts or practices under the Dodd-Frank Act. To the Knowledge of the Company, neither the Company nor Sellers are under investigation or examination by a Governmental Entity with respect to any material violation of, or any obligation to take remedial action under the Law or any Permit. 4.17 Environmental Matters. (a) The Company has been and is in compliance in all material respects with all applicable Environmental Laws. (b) (i) The Company has not received, since December 31, 2015, any written notice alleging a violation or liability under any Environmental Law, the subject of which is unresolved; and (ii) neither the Company, nor, to the Knowledge of the Company, any other Person has placed, stored or released any Hazardous Substances produced by, or resulting from the operations of the Company at any Leased Real Property. (c) The Company is not presently subject to any material, unresolved obligations or requirements under any Order (other than Orders not issued specifically with respect to the Company or the Leased Real Property) relating to Hazardous Substances. (d) The Company has not contractually or by operation of law assumed or succeeded to any material obligation or material Liability of any other Person relating to or arising under any Environmental Law. 4.18 Relationships with Related Persons. The Company is not a party to any Contract with any Affiliate, stockholder, officer or director of the Company, other than Contracts governing an individual’s provision of services to the Company and employee compensation and benefits and indemnification and/or exculpation obligations (including Contracts relating to incentive equity). There are no loans, advances or other indebtedness incurred or issued by the Company from or to any Affiliate, stockholder, or officer or director of the Company. 4.19 Insurance. Schedule 4.19 sets forth a true, correct and complete list of all material policies of insurance maintained by, or for the benefit of, the Company as of the date hereof (specifying the insurer and type of insurance). With respect to each insurance policy listed in Schedule 4.19, the Company is not in material breach or default (including with respect to the payment of premiums or the giving of notices) under such policy. Except as set forth on Schedule 4.19, (i) the Company has not made any claim under any such policy after January 1, 2016 with respect to which an insurer has questioned, denied or disputed or otherwise reserved its rights with respect to coverage and (ii) no insurer has threatened to cancel any such policy or provided notice of non-renewal. True, correct and complete copies of such insurance policies have been made available to Purchaser. 4.20 Compliance with Anti-Corruption Laws, Export Controls and Sanctions. (a) During the past five (5) years, the Company has not nor have any of its directors or officers or, to the Knowledge of the Company, employees, agents or any 28 other Person working on behalf of the Company, (i) made any unlawful payment or given, offered, promised, or authorized or agreed to give, any money or thing of value, directly or indirectly, to any Governmental Official in violation of any applicable Anti-Corruption Laws; or (ii) received from any Governmental Entity any written notice relating to any violation of Anti-Corruption Laws. (b) During the past five (5) years, the Company has conducted its operations at all times in compliance in all material respects with applicable Export Controls. (c) The Company nor any of its directors or officers or, to the Knowledge of the Company, employees, agents or any other Person working on behalf of the Company is, or is owned or controlled by or acting for or on behalf of, Persons that are: (i) the subject or target of any Sanctions; or (ii) domiciled, organized or resident in a Sanctioned Jurisdiction. During the past five (5) years, the Company has conducted its operations at all times in compliance with applicable Sanctions and has not engaged in any dealings or transactions in or involving any Sanctioned Jurisdiction. 4.21 Protection of Personal Information; PCI Compliance Information Technology Systems. (a) The Company has written privacy and security policies that govern its collection, storage, safeguarding, use, disclosure, and transfer (including across national borders) of Personal Information that materially satisfy applicable laws and, to the Knowledge of the Company, the Company is in material compliance with such privacy and security policies and applicable laws relating to Personal Information, including with respect to any Personal Information collected by the Company or by any third party having authorized access to Personal Information under the control of the Company. To the Knowledge of the Company, all consents required by applicable law for the collection, use, or disclosure of Personal Information that are material to the conduct of the Company’s business (including disclosure to Affiliates of the Company) has been obtained. As of the date of this Agreement, the Company has not received any written claim or complaint alleging that its collection, use, safeguarding, destruction or disclosure of Personal Information materially violates any applicable law relating to privacy, data security, or data protection. (b) To the Knowledge of the Company, there has been no material breach of security or other unauthorized access by third parties to the Personal Information in the Company’s possession, custody, or control and, to the Knowledge of the Company, there have been no successful security intrusions or breaches by unauthorized third parties of the security of information technology systems of the Company used to store Personal Information. The Company maintains the information technology systems with reasonable administrative, technical and physical safeguards to protect the security, confidentiality, and integrity of Personal Information. The Company has written policy guidelines for all parties with access to their computer systems regarding use of their computer systems, including use of the Internet and e-mail, and, to the Knowledge of the Company, such policy guidelines have been and are being materially complied with. With respect to all 29

Personal Information gathered or accessed in the course of the operations of the Company, to the Knowledge of the Company, the Company has taken commercially reasonable steps, materially consistent with industry standards and applicable law, to protect and safeguard such Personal Information against loss and against unauthorized access, use, modification, disclosure or other misuse. (c) The Company and, to the Knowledge of the Company, its third party provider of payment processing services is and has been in compliance with the Payment Card Industry Data Security Standards (PCI DSS) published by the PCI Security Standards Council, as the PCI DSS may be amended, restated, supplemented, or replaced from time to time, and as applicable to the payment card transactions or information processed in any way by the Company, including any processing, storing or communication of transaction data or Cardholder Data, as such term is defined in the PCI-DSS. To the Knowledge of Company, no actions or claims are pending against the Company for failure to comply with the PCI DSS, and the Company has not received any written notice alleging any failure to comply with the PCI DSS within the previous five years. (d) The Company has in place disaster recovery plans, procedures, and facilities that materially satisfy applicable law. The disaster recovery and security plans, procedures, and facilities specified materially meet all representations made to, and obligations with, all customers, and the Company is in compliance in all material respects therewith. (e) Sellers represent and warrant that the execution, delivery and performance of this Agreement by the Sellers will not violate the applicable laws relating to Personal Information, and upon closing, the Company will continue to own all such Personal Information and continue to have the right to such on identical terms and conditions as the Company enjoyed immediately prior to Closing. ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF PURCHASER Purchaser hereby represents and warrants to the Company and each of the Sellers as of the date hereof and as of the Closing Date as follows: 5.1 Existence and Good Standing. Purchaser is validly existing and, to the extent applicable in such jurisdiction, in good standing under the Laws of the jurisdiction in which it is incorporated or organized, except for failures that would not delay or impair the ability of Purchaser to consummate the transactions contemplated by this Agreement. Purchaser has all requisite right, power, authority and capacity to own, lease and operate the properties and assets it owns, leases and operates, and to carry on its business as such business is conducted, as of the date hereof, except for failures that would not delay or impair the ability of Purchaser to consummate the transactions contemplated by this Agreement. Purchaser is qualified to do business as a foreign entity in each jurisdiction in which its ownership of property or the conduct of business as now conducted requires it to qualify, except for such failures to qualify that would not delay or impair the ability of Purchaser to consummate the transactions contemplated by this Agreement. 30

5.2 Authority; Enforceability. Purchaser has the full power and authority to execute this Agreement and the other Transaction Documents to which it is a party, and to perform its obligations under this Agreement and the other Transaction Documents to which it is a party. The execution, delivery and performance of this Agreement and the other Transaction Documents to which Purchaser is a party have been duly and validly authorized by all required action on behalf of Purchaser. This Agreement and each of the other Transaction Documents to which Purchaser is a party constitute the valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Law relating to or affecting creditors’ rights generally or by equitable principles (regardless of whether enforcement is sought at law or in equity). 5.3 No Violations. The execution and delivery by Purchaser of this Agreement and any other Transaction Document to which Purchaser is a party, the performance and compliance with the terms and conditions hereof and thereof by Purchaser, and the consummation by Purchaser of the transactions contemplated hereby and thereby, in each case will not (with or without notice or passage of time, or both): (a) violate, conflict with, result in a breach or constitute a default under any of the provisions of any of Purchaser’s Organizational Documents; (b) violate or conflict with any provision of any Law applicable to Purchaser; or (c) violate, conflict with, result in a breach or constitute a default under, or require the declaration or filing with, or notification to, any Governmental Entity or any counterparty to, any material Contract of Purchaser, except (in the case of the immediately preceding clauses (b) and (c)) for any violation, conflict, breach or default or the failure to make such declaration, filing or notification, which would not materially delay or materially impair the ability of Purchaser to consummate the transactions contemplated by this Agreement. 5.4 Legal Proceedings. There are no Legal Proceedings pending or, to the knowledge of Purchaser, threatened in writing against Purchaser that (a) challenge the validity or enforceability of Purchaser’s obligations under this Agreement or the other Transaction Documents to which Purchaser is a party or (b) seek to prevent or delay, or otherwise would reasonably be expected to adversely affect, the consummation by Purchaser of the transactions contemplated herein or therein. Purchaser is not subject to any outstanding Order that would materially delay or materially impair the ability of Purchaser to consummate the transactions contemplated by this Agreement. 5.5 Purchaser Financial Resources. Purchaser has and will, at the Closing, be able to fund the transactions contemplated herein from its existing liquidity and capital resources. 5.6 Brokers’ Fees. There are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any agreement made by or on behalf of Purchaser. ARTICLE 6 COVENANTS OF THE PARTIES 6.1 Conduct of the Business. From the date hereof until the earlier of the termination of this Agreement or the Closing Date, except (w) as set forth in Schedule 6.1, (x) with the prior 31 written consent of Purchaser (which consent will not be unreasonably withheld, conditioned or delayed), (y) as is required by applicable Law or (z) as otherwise expressly required by this Agreement, (1) the Company will conduct its business in the Ordinary Course of Business; provided, that, notwithstanding the foregoing or clause (3) of this Section 6.1, the Company may use available cash to repay any indebtedness of the Company or to make cash dividends on or prior to the Closing, and (2) use commercially reasonable efforts to preserve intact its business organization and to preserve the goodwill, reputation and present commercial relationships with employees and suppliers, and keep available the services of its present officers and management- level employees, and (3) the Company will not: (a) except for issuances of replacement certificates for shares of Company Stock and issuances of new certificates for shares of Company Stock in connection with a transfer of Company Stock by the holder thereof, issue, sell or deliver any of its or any of its Subsidiaries’ equity securities or issue or sell any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe for, any of its or any of its Subsidiaries’ equity securities; (b) issue, sell, make commitment with respect to, or deliver any equity securities of the Company or any securities that are convertible into, or options with respect to, or warrants to purchase or rights to subscribe for, any equity securities of the Company; (c) effect any recapitalization, reclassification, equity split or like change in its capitalization; (d) amend its Organizational Documents or any of its Subsidiaries’ organizational documents; (e) make any redemption or purchase of its or any of its Subsidiaries’ equity interests; (f) sell, assign or transfer any of its tangible assets, except in the Ordinary Course of Business and except for sales of obsolete assets or assets with de minimis or no book value; (g) sell, assign, transfer or license any material patents, trademarks, trade names or copyrights, except in the Ordinary Course of Business; (h) amend, modify or renew in any adverse respect or voluntarily terminate any Material Contract other than as required by Law or enter into any Contract that would be a Material Contract if entered into prior to the date hereof; (i) incur any Indebtedness; (j) make any material capital expenditures or commitments therefor, except (x) in the Ordinary Course of Business and (y) for such capital expenditures or commitments therefor that are reflected in the Company’s current budget set forth on Schedule 6.1(j); 32

(k) enter into any other transaction with any of its managers, directors, officers and employees outside the Ordinary Course of Business; (l) except as required under the terms of the Company Benefit Plan set forth on the Disclosure Schedule or applicable Law: (x) make, or commit to make, any increase in the salaries, bonuses or other compensation and benefits to any employee or other service provider of the Company or any of its Subsidiaries; (y) adopt, terminate or amend the Company Benefit Plan; or (z) adopt or enter into any plan, policy or arrangement for the current or future benefit of any officer of the Company, in each case, that would be a Company Benefit Plan if it were in existence as of the date hereof; (m) terminate the employment of any employee or services of any independent contractor of the Company or any of its Subsidiaries other than for “cause” whose annual base salary as of the date hereof is equal to or greater than $75,000; (n) accelerate the vesting, funding or payment of any compensation or benefits, or grant or promise any equity-based or equity-linked incentive compensation to any current or former employee or other service provider of the Company or any of its Subsidiaries; (o) settle any Legal Proceeding if the amount payable by the Company in connection therewith would exceed $50,000; (p) make, change or revoke any material election in respect of Taxes or material financial accounting policies of the Company, in each case unless required by Law, amend any Tax Return, incur any material amount of gross income outside of the Ordinary Course of Business, enter into any closing agreement or other binding written agreement with any Governmental Entity with respect to Taxes, enter into any Tax allocation or Tax sharing agreement, change (or request any Governmental Entity to change) any Tax accounting method or period, surrender any claim for a refund of Taxes, file any Tax Return other than one prepared in a manner consistent with past practice, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment (other than pursuant to an extension of time to file any Tax Return obtained in the Ordinary Course of Business), or settle any Tax liability or Tax refund claim; (q) adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation or other reorganization; (r) enter into a new line of business or abandon or discontinue any existing lines of business; (s) declare, authorize, pay or make any dividend or other distribution in respect of the equity securities of the Company (other than cash dividends or distributions); (t) enter into any agreements or transactions with any Affiliate of the Company outside of the Ordinary Course of Business; 33

(u) make any loan, investment in or advance or capital contribution to, or guarantee for the benefit of any Person; or (v) authorize, agree, resolve or consent to any of the foregoing. Nothing contained in this Agreement will give Purchaser, directly or indirectly, the right to control or direct the operations of the Company prior to the Closing. No action by the Company undertaken with respect to the matters set forth in this Section 6.1 in compliance with the terms hereof will be deemed a breach of any other provision of this Section 6.1 or this Agreement nor will the failure of the Company to take any action prohibited by this Section 6.1 constitute a breach of any other provision in this Section 6.1 or this Agreement. 6.2 Access to Books and Records. From the date hereof until the Closing Date or the earlier termination of this Agreement, the Company will provide Purchaser and its Representatives with reasonable access during normal business hours, and upon reasonable notice, to the offices, properties, personnel, and financial books and records of the Company in order for Purchaser to have the opportunity to make such investigation as is reasonably required in connection with the consummation of the transactions contemplated hereby; provided that Purchaser will exercise its rights under this Section 6.2 in a manner that does not interfere unreasonably with the conduct of the business of the Company. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to provide or cause to be provided any such access or examination by Purchaser or its Representatives to the extent that the Company determines in good faith that doing so would be reasonably likely to result in the loss of the attorney-client, attorney work-product or any similar privilege, conflict with or breach the terms of any Contract to which the Company is party or bound, or violate any applicable Law. Purchaser and the Company acknowledge and agree that the Confidentiality provision of that certain Collection Agency Agreement, by and between Galt Ventures, LLC and the Company dated November 25, 2014 (as subsequently amended) (the “Confidentiality Agreement”) shall be incorporated mutatis mutandis. 6.3 Efforts to Consummate. Subject to any provision of this Agreement (including Section 6.6) that expressly imposes a different standard from the standard set forth in this Section 6.3, from the date hereof until the Closing Date or the earlier termination of this Agreement, the Company, Purchaser and the Sellers shall use, and shall cause their respective Affiliates to use, their respective commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective as promptly as reasonably practicable the transactions contemplated by this Agreement, including the satisfaction, but not a waiver, of the Closing conditions set forth in Article 7; provided, however, that nothing contained herein shall require Purchaser, the Company or the Sellers to, or to cause any Affiliate thereof (including, as applicable, the Company) to, pay or agree to pay any material consent fee or similar amount or make or agree to make any material amendment or material modification to the terms of any Contract or otherwise provide any material accommodation (financial or otherwise) to any Person, whether in connection with obtaining the consent or approval of such Person in respect of the transactions contemplated by this Agreement or otherwise. 6.4 Reserved. 34

6.5 Indemnification of Officers and Managers of the Company. (a) Purchaser agrees that all rights to indemnification or exculpation now existing in favor of an officer, manager, director or employee of the Company (each, a “D&O Indemnified Party”), as provided in the Company’s Organizational Documents or otherwise in effect as of the date hereof with respect to any matters occurring prior to the Closing Date (excluding this Agreement and the transactions and actions contemplated hereby), shall survive the Closing and shall continue in full force and effect for six (6) years after the Closing, and Purchaser shall cause the Company to perform and discharge the Company’s obligations to provide such indemnity and exculpation after the Closing, in each case, to the extent that the Company is obligated to provide such indemnification and exculpation under its Organizational Documents as they exist on the date of this Agreement. (b) Without limiting the foregoing, for a period of six (6) years after the Closing, Purchaser will not (and will not cause or permit the Company or any other Company or any of Purchaser’s other Subsidiaries or Affiliates to) amend or modify in any way adverse to the D&O Indemnified Parties, or to the beneficiaries thereof, the exculpation, indemnification, contribution and expense advancement or reimbursement provisions set forth in the Organizational Documents of the Company with respect to conduct, actions or omissions taken or not taken at or prior to the Closing. If the Purchaser arranges for, or requests the Company to arrange for, director and officer liability coverage in respect of any period prior to the Closing, 50% of the premium for such policy shall constitute a Transaction Expense borne by the Sellers hereunder provided that such portion constituting Transaction Expenses shall not exceed $30,000.00. The balance of such premium shall be borne by Purchaser. 6.6 Regulatory Filings. (a) Each of Purchaser and the Company will, and will cause its Affiliates to, (i) promptly make or cause to be made all filings and submissions to obtain the licenses set forth on Schedule 6.6(a) (the approval of such licenses, the “Specified Regulatory Approvals”) and (ii) promptly make or cause to be made all filings and submissions under any other applicable Law. In connection with the consummation of the transactions contemplated herein, Purchaser and the Company shall, and shall cause their respective Affiliates to, use reasonable best efforts to promptly comply with any additional requests for information, including requests for production of documents and production of witnesses for interviews or depositions, by any Governmental Entities. Purchaser will be responsible for all filing fees under the Specified Regulatory Approvals and under any other applicable Law. (b) Each of Purchaser and the Company will assist and cooperate, and will cause their respective Affiliates to assist and cooperate, with each other Party or any Affiliate thereof in preparing and filing any and all written communications that are to be submitted to any Governmental Entities in connection with the transactions contemplated hereby and in giving notice or obtaining any consents, waivers, authorizations or approvals from any Governmental Entity or third party that may be required to be obtained by any 35

Party or any Affiliate thereof in connection with the transactions contemplated hereby, which assistance and cooperation will include: (i) timely furnishing to any other Party or Affiliate thereof all information that counsel to such Party or Affiliate thereof reasonably determines is required to be included in such documents or would be helpful in obtaining such required consent, waiver, authorization or approval; provided, that disclosure of any such information may be limited to inside counsel or outside legal advisors and consultants to comply with applicable Law; (ii) promptly providing any other Party or Affiliate thereof with copies of all written communications to or from any Governmental Entity relating to the transactions contemplated by this Agreement; provided, that such copies may be redacted as necessary to address legal privilege or confidentiality concerns or to comply with applicable Law; (iii) keeping the other Parties reasonably informed of any communication received or given to or from any Governmental Entity in connection with the transactions contemplated by this Agreement; and (iv) providing the other Parties with prior notice of, and permitting the other Parties to review and incorporate any other Party’s reasonable comments in any communication given by it to any Governmental Entity or in connection with any proceeding related to or under any Law, in each case regarding the transactions contemplated by this Agreement; provided, that the efforts set forth in clauses (i) through (iv) above shall not require the Company to agree to any obligations or accommodations (financial or otherwise) binding on the Company in the event the Closing does not occur. (c) Neither Purchaser, on the one hand, nor the Company, on the other hand, will, and shall not permit any of their respective Affiliates to, initiate or participate in, any meeting or substantive communication (whether written or oral, including via emails or conference calls) with any Governmental Entity with respect to any filings, applications, investigation, or other inquiry regarding the transactions contemplated by this Agreement without giving the other Party reasonable prior notice of the meeting or communication and, to the extent permitted by the relevant Governmental Entity, the opportunity to attend and participate in such meeting or communication or to comment on such communication and to incorporate such reasonable comments in such communication. 6.7 Exclusive Dealing. During the period from the date of this Agreement through the earlier of the Closing Date or the termination of this Agreement in accordance with its terms (the “Exclusivity Period”), the Company and its Affiliates shall not take, nor shall it permit any of its or their respective Representatives to, directly or indirectly, solicit any offer from, knowingly encourage, initiate, facilitate or engage in any discussions or negotiations with, or provide any information to (including affording access to a transaction data room, or the books or records of the Company), any Person (other than Purchaser and its Affiliates and Representatives) concerning (a) a sale or issuance of the Company’s equity securities, (b) a merger, consolidation, liquidation, business combination, sale of all or substantially all of the assets of the Company or any similar transaction involving the Company, or (c) without Purchaser’s consent, any other transaction undertaken to preclude or materially increase the difficulty of Purchaser consummating the transactions (each, an “Acquisition Transaction”). The Company shall, and shall cause its Representatives to, immediately cease all discussions with third parties regarding an Acquisition Transaction, other than to inform, or cause its Representatives to inform, such third parties from which it has already received proposals that it is not in a position to discuss, pursue or take any 36 other action in furtherance of such proposals during the Exclusivity Period. If the Company or any of its Representatives receives an inquiry or proposal from a third party regarding an Acquisition Transaction, the Company shall, and shall cause its Representatives to, promptly (i) advise Purchaser that such inquiry or proposal has been received, (ii) provide Purchaser the material terms and conditions of such inquiry or proposal and the identity of the Person making the same, and (iii) inform, or cause its Representatives to inform, such third party that it is not in a position to discuss, pursue or take any other action in furtherance of such inquiry or proposal during the Exclusivity Period. 6.8 Supplemental Disclosure. From the date of this Agreement until the Closing, the Sellers shall promptly notify Purchaser in writing of: (a) any circumstance, event or action the existence, occurrence or taking of which (i) has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (ii) has resulted in, or would reasonably be expected to result in, any representation or warranty made by the Sellers hereunder not being true and correct or any covenant of the Sellers hereunder not being performed or (iii) could result in the failure of any of the conditions set forth in Article 7 to be satisfied; (b) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; (c) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement; and (d) any action commenced or, to the knowledge of the Sellers, threatened against, relating to or involving or otherwise affecting the Sellers, Company, that if pending on the date of this Agreement would have been required to have been disclosed or that relates to the consummation of the transactions contemplated by this Agreement. Purchaser’s receipt of information pursuant to this Section 6.8 or otherwise shall not operate as a waiver or otherwise affect any representation, warranty, covenant or agreement given or made by the Sellers in this Agreement. 6.9 Affiliate Transactions. Except as set forth on Schedule 6.9, the Company shall ensure that all contracts, transactions and Liabilities with or to Sellers shall be terminated at or prior to the Closing without any further obligations or Liabilities whatsoever to the Company. 6.10 Post-Closing Claim Arrangements. The Company has commenced the Legal Proceeding described on Schedule 6.10 (together with any appeal thereof, the “Shared Proceeding”). Unless otherwise agreed in writing by the Sellers, Purchaser will (and will cause the Company to) continue to pursue the Shared Proceeding after the Closing. The Company shall pay all costs and expenses associated with the Shared Proceeding after the Closing. Purchaser will not (and will not cause the Company to) settle or dismiss the Shared Proceeding in whole or part without the prior written consent of the Sellers (not to be unreasonably withheld or delayed). If the Company recovers any amounts in the Shared Proceeding, the Company shall promptly pay to Sellers (within 15 days of receipt thereof) the portion of such amounts that the costs and expenses paid by the Company at or prior to the Closing bears to the total costs and expenses paid by the Company in connection with the Shared Proceeding. For example, if the costs and expenses paid by the Company at or prior to the Closing are equal to fifty percent (50%) of the total costs and expenses paid by the Company to the Shared Proceeding, fifty percent (50%) of the amounts recovered by the Company in the Shared Proceeding shall be paid to the Sellers. The Company has paid a total of $419,591.72 of costs and expenses toward the Shared Proceeding prior to November 26, 2019, as summarized on Schedule 6.10. 37

ARTICLE 7 CONDITIONS TO CLOSING 7.1 Conditions to Purchaser’s Obligations. The obligations of Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or, if permitted by applicable Law, waiver by Purchaser) of the following conditions as of the Closing Date: (a) (i) the representations and warranties of the Sellers and the Company contained in Article 3 and Article 4 of this Agreement (other than the Sellers Fundamental Representations and the Company Fundamental Representations) shall be true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” set forth therein) at and as of the Closing Date as though made at and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case only as of such date), in all material respects and (ii) the Sellers Fundamental Representations and the Company Fundamental Representations shall be true and correct in all respects at and as of the Closing Date as though made at and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case only as of such date); (b) the Sellers and the Company shall have performed and complied with, in all material respects, all of the covenants and agreements required to be performed by them under this Agreement at or prior to the Closing; (c) the Specified Regulatory Approvals shall have been obtained and shall be in full force and effect; (d) the third party consents listed on Schedule 7.01(d) shall have been obtained; (e) no judgment, decree or order from any Governmental Entity in the United States shall have been entered which would prevent the performance of this Agreement or the consummation of any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded; and (f) since the date of this Agreement, there shall not have occurred a Material Adverse Effect. If the Closing occurs, all closing conditions set forth in this Section 7.1 that have not been fully satisfied as of the Closing will be deemed to have been waived by Purchaser. 7.2 Conditions to the Sellers’ and the Company’s Obligations. The obligation of the Company and the Sellers to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or, if permitted by applicable Law, waiver by the Company and the Sellers) of the following conditions as of the Closing Date: 38

(a) (i) the representations and warranties of Purchaser contained in Article 5 of this Agreement (other than the Purchaser Fundamental Representations) shall be true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” set forth therein) at and as of the Closing Date as though made at and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case only as of such date), in all material respects, and (ii) the Purchaser Fundamental Representations shall be true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” set forth therein) at and as of the Closing Date as though made at and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case only as of such date); (b) Purchaser shall have performed and complied with, in all material respects, all of the covenants and agreements required to be performed by Purchaser at or prior to the Closing; and (c) no judgment, decree or order from any Governmental Entity in the United States shall have been entered which would prevent the performance of this Agreement or the consummation of any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded. If the Closing occurs, all closing conditions set forth in this Section 7.2 that have not been fully satisfied as of the Closing will be deemed to have been waived by the Company and the Sellers. ARTICLE 8 INDEMNIFICATION; NO RELIANCE 8.1 Indemnification for the Benefit of the Purchaser Indemnified Parties. From and after the Closing (but subject to the provisions of this Article 8), the Sellers (jointly and severally) shall indemnify and hold harmless Purchaser and its Affiliates and Representatives (the “Purchaser Indemnified Parties”) from any Losses incurred in connection with, as a result of, or arising out of: (a) any breach of any representation or warranty of any of the Sellers or the Company contained in Article 3 or Article 4; (b) any agreement or covenant made, or to be performed by, any of the Sellers or the Company in this Agreement (other than any agreement or covenant to be performed by the Company after the Closing); (c) any and all Taxes imposed on or payable by (i) the Company (or any predecessor thereof) for or attributable to any Pre-Closing Tax Period or the pre-Closing portion of any Straddle Period (determined as provided in Section 10.5) or (ii) any member of an Affiliated Group of which the Company (or any predecessor thereof) is or was a member on or prior to the Closing Date; 39

(d) any violations or alleged violations of Law by the Company or its officers, directors or employees occurring prior to the Closing; and (e) any Liabilities accrued prior to the Closing and not taken into account in the determination of the Final Adjustment Amount. 8.2 Indemnity Limitations. (a) Deductible. Except for claims for indemnification with respect to breaches or the Company Fundamental Representations, any Sellers Fundamental Representation, the representations and warranties set forth in Section 4.9 or claims grounded in Fraud, no claims for indemnification by any Purchaser Indemnified Party pursuant to Section 8.1(a) will be asserted, and no Purchaser Indemnified Party will be entitled to recover any Losses in respect of claims made pursuant to Section 8.1(a) until the Purchaser Indemnified Parties have suffered, in the aggregate, Losses equal to $300,000 (the “Deductible”), and then the Purchaser Indemnified Parties will be permitted to recover only to the extent such Losses exceed the Deductible. (b) Liability Limit. Except in the case of a breach of the Company Fundamental Representation, any Sellers Fundamental Representation or any representation or warranty set forth in Section 4.9, or in the case of a claim grounded in Fraud, the sole and exclusive source of recovery in respect of any indemnification claim made by any Purchaser Indemnified Party pursuant to Section 8.1(a) will be the Indemnity Escrow Amount, and in no event will the Sellers or any Affiliates thereof or any other Person have any direct liability or obligation in respect of any such indemnification claim, it being agreed that on the date (if any) the Indemnity Escrow Amount is reduced to zero for any reason (including due to the release of the Indemnity Escrow Amount from the Indemnity Escrow Account on the Escrow Release Date in accordance with the terms of the Escrow Agreement), the Purchaser Indemnified Parties will have no further rights to indemnification for claims made pursuant to Section 8.1(a) (except in the case of a claim grounded in Fraud). After the Closing, except in the case of claims grounded in Fraud, the indemnification terms set forth in this Article 8 will constitute the sole and exclusive remedy of the Purchaser Indemnified Parties for (A) any and all Losses or other claims relating to or arising from this Agreement or in connection with the transactions contemplated hereby, including in any exhibit, Schedule or certificate delivered hereunder, and (B) any other matter relating to the Company, the operation of any of its business, or any other transaction or state of facts relating to the Company, in each case regardless of the legal theory under which such liability or obligation may be sought to be imposed, whether sounding in contract or tort, or whether at Law or in equity, or otherwise, and the Purchaser Indemnified Parties hereby agree that, except in the case of claims grounded in Fraud, no Purchaser Indemnified Party will have any remedy or recourse with respect to any of the foregoing other than as expressly set forth in this Article 8 (subject in all cases to the limitations and terms set forth in this Article 8); provided, however, that this exclusive remedy does not preclude an Purchaser Indemnified Party from bringing an action for specific performance or other equitable remedy to require a Party to perform its obligations under this Agreement or to enforce any decision or determination of the Independent Accounting Firm. 40

(c) Survival; Claims Period. The Parties, intending to modify any applicable statute of limitations, agree that other than with respect to Fraud, (A) the representations and warranties set forth in Section 4.9 shall survive until the lapse of the applicable statute of limitations, (B) the Company Fundamental Representations, the Sellers Fundamental Representations and the Purchaser Fundamental Representations will survive the Closing until the date that is six (6) years from the Closing Date, (C) the representations and warranties of the Parties under this Agreement (other than those described in clauses (A) and (B)) will survive the Closing until the date that is fifteen months after the Closing Date, and (D) the covenants and agreements made by any Party that is contained herein shall survive until performed (the period of time that a representation, warranty, covenant or agreement survives the Closing pursuant to this sentence, the “Survival Period”, with respect to such representation, warranty, covenant or agreement). No claim for indemnification asserted under this Article 8 may be made after the expiration of the applicable Survival Period; provided that the Parties acknowledge and agree that any claim for indemnification asserted under this Article 8 that is made in writing in accordance with the terms of this Article 8 on or prior to the applicable Survival Period will survive such survival date until the final resolution thereof. 8.3 Mitigation. To the extent required by Law, the Purchaser Indemnified Parties will take all commercially reasonable efforts to mitigate Losses for which it seeks to be indemnified under this Article 8. 8.4 Calculation of Losses. (a) The amount of any Loss for which indemnification is provided under this Article 8 will be: (i) calculated net of any duplicative amounts actually recovered or recoverable by any Purchaser Indemnified Party under insurance policies or from third parties with respect to such Losses and (ii) reduced by taking into account any cash Tax savings realized by any Purchaser Indemnified Party in the taxable year in which the Loss is incurred that are attributable to any deduction, loss, credit or other Tax benefit resulting from or arising out of such Loss (determined on a with and without basis). (b) No Purchaser Indemnified Party will be entitled to indemnification pursuant to this Article 8 with respect to any Loss or alleged Loss to the extent such Loss or alleged Loss is included in the calculation of Net Working Capital or if Purchaser will have requested a reduction of the Net Working Capital in the Sellers Certificate on account of any matter forming the basis for such Loss or alleged Loss. (c) For purposes of determining whether there has been a breach of a representation or warranty, and for purposes of determining the amount of Losses resulting therefrom, all “material”, “materiality”, “in all material respects”, or “Material Adverse Effect” qualifications or exceptions in such representation or warranty shall be disregarded. 8.5 Claim Procedures. In the case of any claim for indemnification arising from any Third-Party Claim under this Article 8, the Sellers shall have the right to assume the defense of such Third-Party Claim, including the appointment and selection of counsel on behalf of the Company and the applicable Purchaser Indemnified Parties, by providing written notice to the 41 applicable Purchaser Indemnified Party within thirty (30) days after notice of such claim from the applicable Purchaser Indemnified Party. Notwithstanding anything to the contrary herein, in no event shall the Sellers be entitled to assume the defense of any Third-Party Claim against or involving a Purchaser Indemnified Party if (i) such proceeding relates to or arises in connection with any actual or alleged violation of Law or criminal proceeding, action, indictment, allegation or investigation; (ii) such proceeding seeks an injunction, specific performance or other equitable relief against any Purchaser Indemnified Party; or (iii) such proceeding seeks damages less than the Deductible (collectively, the “Litigation Exceptions”). If the Sellers assumes the defense of any such claim in accordance with the first sentence of this Section 8.5, the applicable Purchaser Indemnified Party will be entitled, at its own cost and expense, to participate with the Sellers in the defense of any such Third-Party Claim. In the event the Sellers do not assume the defense of any claim for indemnification within the thirty (30) day period described in the first sentence of this Section 8.5, or if such claim is or becomes subject to a Litigation Exception, then the Purchaser Indemnified Party will have the right to assume the defense of such Third-Party Claim, including the appointment and selection of counsel, and shall be indemnified pursuant to this Article 8 for any costs incurred in such defense. The Sellers will not be entitled to settle or consent to the entry of any judgment with respect to any Third-Party Claim without the prior written consent of the applicable Purchaser Indemnified Party (not to be unreasonably withheld, conditioned or delayed). 8.6 Remedies Exclusive. The remedies set forth in this Article 8 set forth the exclusive remedies related to this Agreement or arising from the transactions contemplated hereby, and will preclude assertion by any Purchaser Indemnified Party of any other rights or the seeking of any other remedies against any other Party, other than in the case of Fraud and the right of a Party to pursue specific performance pursuant to Section 11.14. 8.7 Escrow Release. Promptly following the date that is fifteen (15) months after the Closing Date (the “Escrow Release Date”), the Sellers and Purchaser shall deliver joint written instructions to the Escrow Agent to pay the Sellers from the Indemnity Escrow Account the entire portion of the Indemnity Escrow Amount not previously released from escrow in accordance with the Escrow Agreement on or prior to the Escrow Release Date, less the aggregate amount reasonably necessary (as mutually determined by Purchaser and the Sellers) to satisfy all claims (such claims, the “Outstanding Claims”), if any, made by the Purchaser Indemnified Parties prior to the Escrow Release Date in accordance with this Article 8 and not fully resolved prior to the Escrow Release Date (such amount of the retained Indemnity Escrow Amount, as it may be further reduced after the Escrow Release Date by distributions to the Sellers as set forth below and by recoveries by the Purchaser Indemnified Parties pursuant to this Agreement and the Escrow Agreement, the “Retained Escrow Amount”), by wire transfer of immediately available funds to an account or accounts of the Sellers designated by the Sellers to Purchaser in writing prior to the date of such payment. In the event and to the extent that, after the Escrow Release Date, any Outstanding Claim made by any Purchaser Indemnified Party pursuant to this Article 8 is resolved in favor of the Sellers, the Sellers and Purchaser shall deliver joint written instructions to the Escrow Agent to pay the Sellers from the Indemnity Escrow Account an aggregate amount of the Retained Escrow Amount equal to the amount of the Outstanding Claim resolved in favor of the Sellers by wire transfer of immediately available funds to an account or accounts of the Sellers designated by the Sellers to Purchaser in writing prior to the date of such payment; provided, however, that any such distribution will be made only to the extent that the Retained Escrow 42

Amount remaining after such distribution would be sufficient to cover the amount of Outstanding Claims that are still unresolved at such time (as mutually determined by Purchaser and the Sellers). 8.8 Tax Treatment. Any payment made by any Person under this Article 8 will, for Tax purposes, be treated as an adjustment to the consideration paid under this Agreement except as otherwise required by applicable Law. ARTICLE 9 TERMINATION 9.1 Termination. This Agreement may be terminated at any time prior to the Closing: (a) by the mutual written agreement of Purchaser and the Sellers; (b) by Purchaser, by written notice to the Sellers, if any of (i) the Sellers or the Company breaches any of their representations or warranties set forth in Article 3 or Article 4, respectively, or (ii) the Sellers or the Company fail to perform any of their respective covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of the conditions set forth in Section 7.1(a) or Section 7.1(b) to be satisfied at or prior to the Outside Date; provided, however, that the right of Purchaser to terminate this Agreement under this Section 9.1(b) will not be available to Purchaser if (A) the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, are curable and are actually cured, within 20 Business Days after written notice thereof is delivered by Purchaser to the Sellers or (B) Purchaser has breached this Agreement so as to cause the conditions to the Closing set forth in either Section 7.2(a) or Section 7.2(b) to not be satisfied at or prior to the Outside Date; (c) by the Sellers, by written notice to Purchaser, if (i) Purchaser breaches any of its representations or warranties set forth in Article 5 or (ii) Purchaser fails to perform any of its covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of the conditions set forth in Section 7.2(a) or Section 7.2(b) to be satisfied at or prior to the Outside Date; provided, however, that the right of the Sellers to terminate this Agreement under this Section 9.1(c) will not be available to the Sellers if (A) the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, are curable and are actually cured, within 20 Business Days, after written notice thereof is delivered by the Sellers or Company to Purchaser or (B) the Sellers or the Company has breached this Agreement so as to cause the conditions to the Closing set forth in either Section 7.1(a) or Section 7.1(b) to not be satisfied at or prior to the Outside Date; provided further, however, that neither a breach by Purchaser of Section 5.5 nor the failure of Purchaser to effect the Closing when required pursuant to the terms of this Agreement shall be curable for purposes of this Agreement; (d) by either the Sellers or Purchaser, by written notice to the other, if there is in effect any final and non-appealable Order of a Governmental Entity of competent 43 jurisdiction that prohibits the consummation of the transactions contemplated by this Agreement; provided, however, that this Agreement may not be terminated under this Section 9.1(d) by (i) Purchaser if Purchaser has failed to comply in any respect with Section 6.6 in connection with the entry or vacation of such Order, or (ii) the Sellers if the Company has failed to comply in any respect with Section 6.6 in connection with the entry or vacation of such Order; (e) by the Sellers, by written notice to Purchaser, at any time after June 11, 2020 (the “Outside Date”) if the Closing has not occurred by such date; provided, however, that the right of the Sellers to terminate this Agreement under this Section 9.1(e) will not be available to the Sellers if a material breach of any covenant or agreement made by the Sellers or the Company in this Agreement is the proximate cause of the failure of the Closing to have occurred by the Outside Date; provided that if Sellers or the Company brings any Legal Proceeding pursuant to Section 11.14 to enforce specifically the performance of the terms and provisions hereof, the Outside Date shall automatically be extended pursuant to Section 11.14; (f) by Purchaser, by written notice to the Sellers, at any time after the Outside Date if the Closing has not occurred by such date; provided, however, that the right of Purchaser to terminate this Agreement under this Section 9.1(f) will not be available to Purchaser if a material breach of any covenant or agreement made by Purchaser in this Agreement is the proximate cause of the failure of the Closing to have occurred by the Outside Date; provided that if Purchaser brings any Legal Proceeding pursuant to Section 11.14 to enforce specifically the performance of the terms and provisions hereof, the Outside Date shall be automatically extended pursuant to Section 11.14; and (g) by the Sellers if (i) the Closing shall not have been consummated on or before the date required by Section 2.2(a), (ii) all of the conditions to the Closing set forth in Article 7 would be satisfied or waived at the time of such termination if the Closing were held at the time of such termination (other than conditions that, by their nature, are to be satisfied at the Closing) and (iii) the Sellers and the Company have given Purchaser written notice that they are ready, willing and able to consummate the Closing on the date required by Section 2.2 and at the time of termination. 9.2 Effect of Termination. If this Agreement is validly terminated in accordance with Section 9.1, then, subject to this Section 9.2, no Party will have any further obligations or liabilities arising under or in connection with this Agreement or the other Transaction Documents after the date of such termination and such termination will be without liability to any Party; provided, however, that (a) such termination will not relieve a Party from any obligation or liability arising from or relating to any Willful Breach of any covenant or agreement made by such Party in this Agreement, and (b) the obligations of the Parties set forth in this Section 9.2 and Article 1 and Article 11 hereof and under the Confidentiality Agreement will survive the termination of this Agreement. Following the Closing, in no event shall the aggregate damages or losses payable by any party in respect of a Willful Breach exceed $450,000. 44

ARTICLE 10 TAX MATTERS 10.1 Tax Returns. Each of the Sellers and Purchaser shall reasonably cooperate in the preparation and filing of all Tax Returns with respect to the activity of the Company for any taxable period ending on or prior to the Closing Date, and the Sellers hereby covenant and agree to pay all income Tax shown on such Tax Returns (except to the extent such Tax is adequately reflected in the calculation of Net Working Capital). 10.2 Certain Taxes. The Sellers and Purchaser shall each pay fifty (50) percent of all transfer, documentary, sales, use, stamp, registration and similar Taxes and fees (including any penalties and interest) attributable to the Sellers’ sale of the Company Stock to Purchaser pursuant to this Agreement and any other Transaction Documents, and Purchaser shall, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable Law, the Sellers shall join in the execution of any such Tax Returns and other documentation. The foregoing shall not include the filing fees described in the last sentence of Section 6.6(a). 10.3 Cooperation on Tax Matters. Purchaser, the Company and the Sellers shall cooperate fully, as and to the extent reasonably requested by another party to this Agreement, in connection with the filing of Tax Returns and any audit, litigation or other Legal Proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the request, and at the expense, of another party to this Agreement) the provision of records and information reasonably relevant to any such audit, litigation, or other Legal Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Purchaser, the Company and the Sellers agree (a) to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until expiration of the statute of limitations (and, to the extent notified by Purchaser or Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (b) to give the other parties reasonable written notice prior to transferring, destroying or discarding any such books and records and, if another party to this Agreement so requests (and at such party’s expense), Purchaser, the Company or the Sellers, as the case may be, shall allow the other parties to take possession of such books and records. Purchaser and the Sellers agree, upon request, to use their commercially reasonable efforts to obtain any certificate or other document from any governmental body or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including with respect to the transactions contemplated herein). 10.4 Section 338(h)(10) Elections. (a) At Purchaser’s election, delivered to the Sellers in writing prior to 90 days following the Closing, the Sellers and Purchaser shall cooperate to jointly make Section 338(h)(10) Elections with respect to the sale of the Company Stock in accordance with applicable laws and under any comparable provision of state, local or foreign law for which separate elections are permissible and as set forth herein. Purchaser and Sellers shall take all necessary steps to properly make Section 338(h)(10) Elections in accordance with 45 applicable laws and under any comparable provision of state, local or foreign law for which separate elections are permissible. Purchaser and Sellers agree to cooperate in good faith with each other in the preparation and timely filing of any Tax Returns required to be filed in connection with the making of such elections, including the exchange of information and the joint preparation and filing of Form 8023 and related schedules. Purchaser and Sellers agree to report the transfers under this Agreement consistent with such elections and shall take no position contrary thereto unless required to do so by applicable tax law pursuant to a determination as defined in Section 1313(a) of the Code. (b) Purchaser shall be responsible for the preparation and filing of all Section 338 Forms in accordance with applicable tax laws and the terms of this Agreement and shall deliver such Section 338 Forms to Sellers at least 30 days prior to the date such Section 338 Forms are required to be filed. Sellers shall execute and deliver to Purchaser such documents or forms (including executed Section 338 Forms) as are requested and are required by any laws in order to properly complete the Section 338 Forms at least 20 days prior to the date such Section 338 Forms are required to be filed. Sellers shall provide Purchaser with such information as Purchaser reasonably requests in order to prepare the Section 338 Forms by the later of 30 days after Purchaser’s request for such information or 30 days prior to the date on which Purchaser is required to deliver such forms to Sellers. (c) The portion of the purchase price attributable to the Company, the liabilities of the Company and other relevant items shall be allocated in accordance with Section 338(b)(5) of the Code and the Treasury Regulations thereunder. Purchaser shall determine the fair market value of the assets of the Company and their Subsidiaries (the “Valuation”) and provide such Valuation to the Sellers in writing. Purchaser shall consider in good faith any comments provided by the Sellers in respect of the Valuation. All values contained in the Valuation shall be used by each party in preparing the forms referred to in Section 10.4(b) above and all other relevant Tax Returns. (d) “Section 338 Forms” means all returns, documents, statements, and other forms that are required to be submitted to any federal, state, county or other local Tax authority in connection with a Section 338(h)(10) Election. Section 338 Forms shall include, without limitation, any “statement of section 338 election” and IRS Form 8023 (together with any schedules or attachments thereto) that are required pursuant to Treas. Regs. Section 1.338-1 or Treas. Regs. Section 1.338(h)(10)-1 or any successor provisions. (e) Notwithstanding any other provision of this Agreement to the contrary, Sellers agrees that any income and gain recognized as a result of, and in accordance with, the making of the Section 338(h)(10) Elections will be included in the federal income tax return of the Company for the Pre-Closing Tax Period and any resulting tax liability will be paid by Sellers, as the owners of the Company. Sellers further agrees that it will pay and be responsible for, and will indemnify and save Purchaser and the Company harmless from, any Taxes imposed on Purchaser and the Company by any state or local Tax authority resulting from Purchaser’s elections to treat the purchase of the Company Stock as asset acquisitions under the statutes of any such Tax authority (whether or not such Tax authority provides for elections similar in nature to the Section 338(h)(10) Election). 46

(f) “Section 338(h)(10) Election” means an election described in Section 338(h)(10) of the Code with respect to Purchaser’s acquisition of Company Stock pursuant to this Agreement. Section 338(h)(10) Election shall include any corresponding election under state or local law pursuant to which a separate election is permissible with respect to Purchaser’s acquisition of Company Stock pursuant to this Agreement. (g) Notwithstanding the foregoing, the fair market value of the Non- Compete Agreement for purposes of the Valuation and the Section 338 Forms shall be $1,000.00 and such tax allocation shall be solely made to the Company with no separate allocation being made to Sellers. 10.5 Straddle Period. The portion of Taxes of a Straddle Period that shall be treated for purposes of Section 8.1(c) as the pre-Closing portion of any Straddle Period shall be determined as follows: (a) In the case of all Taxes measured by gross or net income, or transaction based taxes e.g. taxes imposed as a result of specific transactions, based on a closing of the books of the Group Companies on the Closing Date, and all such Taxes that would be includable if the applicable Tax period ended as of the Closing Date shall be allocated to the pre-Closing portion of the Straddle period. (b) For all Taxes not included in (a), above, the portion of such Taxes allocated to the pre-Closing portion of the Straddle Period shall be the total amount of such Taxes multiplied by the fraction, the numerator of which is the number of days of such Tax period prior to, and including, the Closing Date and the denominator of which is the total number of days in such Tax period. ARTICLE 11 MISCELLANEOUS 11.1 Disclosure Schedules. All schedules referenced herein and attached hereto (each, a “Schedule” and, collectively, the “Disclosure Schedules”) are incorporated herein and expressly made a part of this Agreement as though completely set forth herein. All references to this Agreement herein or in any of the Disclosure Schedules will be deemed to refer to this entire Agreement, including all Disclosure Schedules. The Disclosure Schedules have been arranged for purposes of convenience in separately numbered sections corresponding to the sections of this Agreement; however, any item disclosed in any part, subpart, section or subsection of the Disclosure Schedule referenced by a particular section or subsection in this Agreement will be deemed to have been disclosed with respect to any other section and subsection in this Agreement if the relevance of such disclosure to such other section or subsection is reasonably apparent on the face of such disclosure, notwithstanding the omission of an appropriate cross-reference. Any item of information, matter or document disclosed or referenced in, or attached to, the Disclosure Schedules will not (a) be used as a basis for interpreting the terms “material,” “Material Adverse Effect” or other similar terms in this Agreement or to establish a standard of materiality, (b) represent a determination that such item or matter did not arise in the Ordinary Course of Business, (c) be deemed or interpreted to expand the scope of the Company’s, the Sellers’ or Purchaser’s 47 respective representations and warranties, obligations, covenants, conditions or agreements contained herein, (d) constitute, or be deemed to constitute, an admission of liability or obligation regarding such matter, (e) constitute, or be deemed to constitute, an admission to any third party concerning such item or matter or (f) constitute, or be deemed to constitute, an admission or indication by the Company, the Sellers or Purchaser that such item meets any or all of the criteria set forth in this Agreement for inclusion in the Disclosure Schedules. No disclosure in the Disclosure Schedules relating to any possible breach or violation of any Contract or Law will be construed as an admission or indication that any such breach or violation exists or has actually occurred. Capitalized terms used in the Disclosure Schedules and not otherwise defined therein have the meanings given to them in this Agreement. 11.2 Press Releases and Public Announcements. No press release or public announcement related to this Agreement or the transactions contemplated herein shall be issued or made by any Party without the joint approval of Purchaser and the Sellers, except such release or announcement as required by Law, in which case Purchaser and the Sellers shall have the right to review such press release, announcement or communication prior to issuance, distribution or publication. Notwithstanding the foregoing, nothing contained herein shall limit or restrict the right of the Company, the Purchaser, the Sellers or any of their respective Affiliates in respect of any Legal Proceeding that may arise or be commenced between the Company and the Sellers, on the one hand, and the Purchaser or any Affiliate thereof, on the other hand. 11.3 Third-Party Beneficiaries. Except for the D&O Indemnified Parties and their successors and heirs (in the case of Section 6.5), which are intended and express third-party beneficiaries of such provisions, this Agreement is for the sole benefit of the Parties and their successors and permitted assigns and nothing herein express or implied will give or be construed to give to any Person, other than the Parties and such successors and permitted assigns and express third-party beneficiaries, any legal or equitable rights, remedy or claim hereunder. 11.4 Entire Agreement. This Agreement, the other Transaction Documents and the Disclosure Schedules constitute the entire agreement among the Parties and supersede any prior understandings, agreements or representations by or among the Parties, written or oral, in each case with respect to the subject matter hereof or thereof or the transactions contemplated hereby or thereby, including any data room agreements, bid letters, term sheets, summary issues lists or other agreements, and no Party has relied on any such understandings, agreements or representations to the extent not expressly set forth in this Agreement or any other Transaction Document. No course of dealing between or among any Persons having any interest in this Agreement will be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement. 11.5 Succession and Assignment. This Agreement will inure to the benefit of, and be binding upon, the successors and assigns of the Parties. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assignable by Purchaser, the Company or the Sellers; provided, however, that Purchaser may freely assign this Agreement to an Affiliate, it being understood that any such assignment shall not relieve Purchaser of its obligations hereunder. Any assignment in violation of the preceding sentence will be void ab initio. 48

11.6 Amendment and Waiver. Any provision of this Agreement or the Disclosure Schedules may be amended or waived only in a writing signed (a) in the case of any amendment, by Purchaser, the Company and the Sellers, or (b) in the case of a waiver, by the Party or Parties waiving any rights or obligations hereunder. No waiver of any provision hereunder or any breach or default thereof shall extend to or affect in any way any other provision or prior or subsequent breach or default. 11.7 References. The table of contents and the section and other headings and subheadings contained in this Agreement and the exhibits hereto are solely for the purpose of reference, are not part of the agreement of the Parties, and will not in any way affect the meaning or interpretation of this Agreement or any exhibit hereto. All references to days (excluding Business Days) or months will be deemed references to calendar days or months. Unless the context otherwise requires, any reference to a “Section,” “Exhibit,” “Annex,” “Disclosure Schedule” or “Schedule” will be deemed to refer to a section of this Agreement, an exhibit to this Agreement, an annex to this Agreement or a schedule to this Agreement, as applicable. The words “hereof,” “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “including” or any variation thereof means “including, without limitation” and will not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. Any reference to any federal, state, local or foreign statute or law will be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. All terms defined in this Agreement will have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. With respect to the determination of any period of time, the words “from” and “since” mean “from and including” and “since and including,” as applicable, and the words “to” and “until” each mean “to and including.” If the last day for the giving of any notice or the performance of any act required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action will be extended to the next succeeding Business Day. Any information or materials “provided to Purchaser” or “made available” to Purchaser in respect of periods on or prior to the date hereof includes any information or materials posted in the Company’s electronic data room hosted by Merrill DatasiteOne and available at least one Business Day prior to the date hereof. References in this Agreement to a particular Law means such Law as amended, modified, supplemented or succeeded from time to time and as of the applicable date of determination. Any reference to “$,” “dollar” or similar references will mean United States dollars, unless expressly stated otherwise. “To the extent” means the degree to which and not simply “if.” The words “shall” and “will” shall be construed as creating a mandatory obligation. 11.8 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. 49

11.9 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which when taken together will constitute one agreement. Execution and delivery of this Agreement by exchange of electronically transmitted counterparts bearing the signature of a Party will be equally as effective as delivery of a manually executed counterpart of such Party. 11.10 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) when transmitted (except if not a Business Day then the next Business Day) via telecopy (or other facsimile device) or electronic mail to the number or email address, as applicable, set out below (provided, that no “error” message or other notification of non-delivery is generated), (c) the day following the day (except if not a Business Day then the next Business Day) on which the same has been delivered prepaid to a reputable national overnight air courier service or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid. Notices, demands and communications, in each case to the respective Parties, shall be sent to the applicable address set forth below, unless another address has been previously specified in writing by such Party: If to Purchaser or, after the Closing, the Company, to: CURO Intermediate Holdings Corp. c/o CURO Group Holdings Corp. 3527 North Ridge Road Wichita, Kansas 67025 Attention: Vin Thomas Email: vinthomas@curo.com with a copy (which shall not constitute notice) to: Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, NY 10019 Attention: Neil W. Townsend; David B. Cosgrove Facsimile: (212) 728-8111 Email: ntownsend@willkie.com; dcosgrove@willkie.com If to the Sellers or, prior to the Closing, the Company, to: Doug Rippel 8425 Mystic Lakes N Maize, KS 67101 Email: drrippel@speedyinc.com with a copy (which shall not constitute notice) to: 50

Fleeson, Gooing, Coulson & Kitch, L.L.C. 301 N. Main, Suite 1900 Wichita, KS 67202 Attention: John R. Gerdes Facsimile: (316) 267-1754 Email: jgerdes@fleeson.com Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth. 11.11 Governing Law. All issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any choice of Law or conflict of Law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. 11.12 Jurisdiction. (a) Any suit, Legal Proceeding or action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought and determined exclusively in the Delaware Court of Chancery of the State of Delaware; provided that if the Delaware Court of Chancery does not have jurisdiction, any such suit, Legal Proceeding or action shall be brought exclusively in the United States District Court for the District of Delaware or any other court of the State of Delaware, and each of the Parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, Legal Proceeding or action and irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue of any such suit, Legal Proceeding or action in any such court or that any such suit, Legal Proceeding or action which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, Legal Proceeding or action may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party agrees that service of process on such Party as provided in Section 11.10 shall be deemed effective service of process on such Party. 11.13 Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, LEGAL PROCEEDING OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, LEGAL 51

PROCEEDING OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. 11.14 Specific Performance. Each of the Parties acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique and recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Party may have no adequate remedy at Law. Accordingly, the Parties agree that prior to a valid termination of this Agreement in accordance with this Agreement, subject to and without limiting Section 11.14 (if applicable), such non-breaching Party shall have the right, in addition to any other rights and remedies existing in its favor at Law or in equity, to enforce its rights and the other Party’s obligations hereunder not only by a Legal Proceeding or Legal Proceedings for damages but also by a Legal Proceeding or Legal Proceedings for specific performance, injunctive and/or other equitable relief (without posting of bond or other security). Each of the Parties agrees that it shall not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement, and hereby waives (x) any defenses in any Legal Proceeding for an injunction, specific performance or other equitable relief, including the defense that the other Parties have an adequate remedy at Law or an award of specific performance is not an appropriate remedy for any reason at Law or equity, and (y) any requirement under Law to post a bond, undertaking or other security as a prerequisite to obtaining equitable relief. Notwithstanding the foregoing, in no event shall the Sellers, the Company or any other party be entitled to specific performance requiring the Purchaser to complete the Closing. 11.15 No Waiver; Remedies Cumulative. Except as otherwise expressly set forth in this Agreement, no failure or delay of any Party to exercise any right or remedy given such Party or otherwise available to such Party or to insist upon strict compliance by any other Party with its obligations hereunder, and no custom or practice of the Parties in variance with the terms hereof, will constitute a waiver of any Party’s right to demand exact compliance with the terms hereof, unless such waiver is set forth in writing and executed by the applicable Party in accordance with the terms hereof. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party shall be deemed cumulative with, and not exclusive of, any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy shall not preclude the exercise of any other remedy. 11.16 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed. 52

11.17 Expenses; Fees. Whether or not the transactions contemplated hereby are consummated, and except as otherwise expressly provided in this Agreement, each Party will bear its respective fees, costs and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby (including legal, accounting, financial advisors and other professional fees). 11.18 Non-Recourse. Notwithstanding any provision of this Agreement or otherwise, the Parties to this Agreement agree on their own behalf and on behalf of their respective Subsidiaries and Affiliates that this Agreement may only be enforced against, and any Legal Proceeding, suit or claim for breach of this Agreement may only be made against, the Parties to this Agreement, and no Non-Recourse Party of a Party to this Agreement shall have any liability relating to this Agreement or any of the transactions contemplated herein. 11.19 Purchaser Deliveries. Purchaser agrees and acknowledges that all documents or other items delivered or made available to the Purchaser’s Representatives shall be deemed to be delivered or made available, as the case may be, to Purchaser for all purposes hereunder. 11.20 Delivery by Facsimile or Email. This Agreement and any signed agreement entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or scanned pages via electronic mail, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any Party hereto or to any such contract, each other Party hereto or thereto shall re-execute original forms thereof and deliver them to all other Parties. No Party hereto or to any such contract shall raise the use of a facsimile machine or email to deliver a signature or the fact that any signature or contract was transmitted or communicated through the use of facsimile machine or email as a defense to the formation of a contract and each such Party forever waives any such defense. This Agreement is not binding unless and until signature pages are executed and delivered by each of the Company, Purchaser, and the Sellers. 11.21 Release. Effective as of the Closing, each of the Sellers, and their respective Affiliates, successors and assigns, hereby fully and unconditionally releases, acquits and forever discharges the current and former managers and directors of the Company, and their respective and their respective Affiliates’ former, current and future equityholders, controlling persons, directors, officers, employees, agents, Representatives, Affiliates, members, managers, general or limited partners, or assignees (or any former, current or future equityholder, controlling person, director, officer, employee, agent, Representative, Affiliate, member, manager, general or limited partner, or assignee of any of the foregoing) from any and all manner of actions, causes of actions, claims, obligations, demands, damages, costs, expenses, compensation or other relief, whether known or unknown, whether at Law or in equity, arising out of or relating to or accruing from their relationship with, or ownership of, the Company prior to the Closing. 11.22 Further Assurances. From and after the Closing, from time to time, as and when requested by any Party and at such Party’s expense, any other Party will execute and deliver, or cause to be executed and delivered, all such documents and instruments and will take, or cause to 53 be taken, all such further or other actions as such requesting party may reasonably deem necessary or desirable to evidence and effectuate the transactions contemplated by this Agreement. * * * * 54

CIHC Stock Purchase Agreement Ad Astra - CIHC Stock Purchase Agreement Ad Astra Schedule 4.3(c) 1. Lease, dated as of January 27, 2012, by and between Kansas Business Condos, LLC and Ad Astra Recovery Services, Inc., as amended on August 31, 2015 and November 5, 2018.             61

CIHC Stock Purchase Agreement Ad Astra - CIHC Stock Purchase Agreement Ad Astra   Schedule 4.4(a) The Company has 300 issued and outstanding shares of common stock, with no par value, which is held by the Sellers as follows: Doug Rippel, 100 shares; Mike McKnight, 100 shares; and Chad Faulkner, 100 shares. ‐ 2 ‐  62

CIHC Stock Purchase Agreement Ad Astra - CIHC Stock Purchase Agreement Ad Astra   Schedule 4.5(a) The Company Financial Statements are attached and consist of the unaudited balance sheets and unaudited income statements for the periods ending 12/31/17, 12/31/18 and 10/31/19. ‐ 3 ‐  63

CIHC Stock Purchase Agreement Ad Astra - CIHC Stock Purchase Agreement Ad Astra   Schedule 4.8(b) Lessor Leased Real Property Kansas Business Condos, LLC 7330 West 33rd St. North Wichita, KS 67205, Units 114, 116, 118 & 120 ‐ 4 ‐  64

CIHC Stock Purchase Agreement Ad Astra - CIHC Stock Purchase Agreement Ad Astra   Schedule 4.9(a) None. ‐ 5 ‐  65

CIHC Stock Purchase Agreement Ad Astra - CIHC Stock Purchase Agreement Ad Astra   Schedule 4.10(a) (i) None. (ii) 1. Education Funding Agreement, dated as of July 22, 2019, by and between Adam Trimble and the Company. (iii) None. (iv) Vendor Written Agreement Limited Services Agreement, Dated 4/17/2007, Ad Astra Recovery Services, Inc. and Tiger Financial Management, Amendment dated 5/11/2016; Addendum dated 6/28/2017 Collection Agency Agreement, dated as of November 25, 2014, by and between Galt Ventures, LLC. and Ad Astra Recovery Service, Inc., as amended on March 20, 2018. Collection Agency Agreement, dated as of November 25, 2014, by and between Advance Group, Inc. and Ad Astra Recovery Service, Inc., as amended on January 1, 2018. Collection Agency Agreement, dated as of November 25, 2014, by and between FMMR Investments, Inc. and Ad Astra Recovery Service, Inc., as amended on January 1, 2018. Collection Agency Agreement, dated as of November 25, 2014, by and between Principal Investments, Inc. and Ad Astra Recovery Service, Inc., as amended on January 1, 2018. Collection Agency Agreement, dated as of November 25, 2014, by and between A Speedy Cash Car Title Loans, LLC. and Ad Astra Recovery Service, Inc. Collection Agency Agreement, dated as of November 25, 2014, by and between Attain Finance AZ and Ad Astra Recovery Service, Inc. Collection Agency Agreement, dated as of November 25, 2014, by and between Attain Finance LLC and Ad Astra Recovery Service, Inc. Collection Agency Agreement, dated as of November 25, 2014, by and between Cash Colorado and Ad Astra Recovery Service, Inc. Collection Agency Agreement, dated as of November 25, 2014, by and Curo Financial Technologies between Concord Finance and Ad Astra Recovery Service, Inc. ‐ 6 ‐  66

CIHC Stock Purchase Agreement Ad Astra - CIHC Stock Purchase Agreement Ad Astra

	Collection Agency Agreement, dated as of November 25, 2014, by and between Evergreen Financial and Ad Astra Recovery Service, Inc. Collection Agency Agreement, dated as of November 25, 2014, by and between SCIL Inc. and Ad Astra Recovery Service, Inc. Collection Agency Agreement, dated as of November 25, 2014, by and between SCIL, LLC. and Ad Astra Recovery Service, Inc. Collection Agency Agreement, dated as of November 25, 2014, by and between Speedy Cash and Ad Astra Recovery Service, Inc. Collection Agency Agreement, dated as of November 25, 2014, by and between Speedy Cash Illinois Inc. and Ad Astra Recovery Service, Inc. Collection Agency Agreement, dated as of November 25, 2014, by and between The Money Store and Ad Astra Recovery Service, Inc. Collection Agency Agreement, dated as of November 25, 2014, by and between Todd Car Title, Inc. and Ad Astra Recovery Service, Inc.
BlankRome	Letter of Engagement, dated 10/23/2017, Ad Astra Recovery Services, Inc. and Scott Wortman
J. Vance Anderson P.L.C	Verbal, Firm Reformed, New Contract Pending
Kahrs Law Offices, P.A.	Collection Engagement Agreement, Dated 9/19/2008, Ad Astra Recovery Services, Inc. and Kahrs Law Offices, P.A.; Collection Engagement Agreement, Dated 6/16/2008, Ad Astra Recovery Services, Inc. and Kahrs Law Offices, P.A. Addendum to Collection Engagement Agreement, Dated 7/9/2009, Ad Astra Recovery Services, Inc. and Kahrs Law Offices, P.A.
Kravitz, Schnitzer, Sloane & Johnson	Attorney Fee Agreement, Dated 1/05/2012, Ad Astra Recovery Services, Inc. and Kravitz, Schnitzer, Sloane & Johnson
Law Offices of James A. West	Attorney Retainer Agreement, Dated 10/14/2015, Ad Astra Recovery Services, Inc. and West Law Group, PLLC.
Law Offices of Nicole C. Hillman	Collection Agreement, Dated 7/3/2019, Ad Astra Recovery Services, Inc. and Nicole C. Hillman d/b/a/ Law Office of Nicole C. Hillman
Mark A. Leachman, P.C.	Collection Agreement, Dated 05/22/2019, Ad Astra Recovery Services, Inc. and Mark A. Leachman, P.C.
Markoff Law LLC	Representation Agreement, Dated 3/28/2016, Ad Astra Recovery Services, Inc. and Markoff Law, LLC.
Matthew Callister & Reynolds	Collection Engagement Letter, Dated 6/16/2008, Ad Astra Recovery Services, Inc. and Callister & Reynolds.

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CIHC Stock Purchase Agreement Ad Astra - CIHC Stock Purchase Agreement Ad Astra

Olympus Law	Collection Agreement, Dated 9/12/2017, Ad Astra Recovery Services, Inc. and Olympus Law Firm Amendment to Utah Contract, Dated 1/10/2018, Ad Astra Recovery Services, Inc. and Olympus Law Firm
Thrash and Thrash	Collection Agreement, Dated 09/05/2018, Ad Astra Recovery Services, Inc. and Thrash & Thrash, PLLC

(v)

None.

(vi)

None.

(vii)

None.

(viii)

None.

(ix)

Vendor	Written Agreement
Billing Tree	BillingTree Agreement, Discount Addendum, dated 10/1/2018, Ad Astra Recovery Services, Inc. and Electronic Payment Providers, Inc. dba BillingTree
Equifax The Work Number	Universal Membership Agreement, Dated 4/1/2019, Ad Astra Recovery Services, Inc. and Talx Corporation
High Cotton	General Contract for Services, Dated 2/5/16, Ad Astra Recovery Services, Inc. and High Cotton USA, Inc.
Broadband Dynamics	Service Agreement, Dated 05/25/2018, Ad Astra Recovery Services, Inc. and Broadband Dynamics, LLC.
Curo Financial Technologies	Limited Services Agreement, Dated 4/17/2007, Ad Astra Recovery Services, Inc. and Tiger Financial Management, Amendment dated 5/11/2016; Addendum dated 6/28/2017 Collection Agency Agreement, Dated 11/25/2014, Ad Astra Recovery Services, Inc. and Advance Group, Inc., Todd Car Title, Inc., Galt Ventures, LLC.; Addendums Dated 3/20/2018
BlankRome	Letter of Engagement, dated 10/23/2017, Ad Astra Recovery Services, Inc. and Scott Wortman
J. Vance Anderson P.L.C	Verbal, Firm Reformed, New Contract Pending

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CIHC Stock Purchase Agreement Ad Astra - CIHC Stock Purchase Agreement Ad Astra

Kahrs Law Offices, P.A.	Collection Engagement Agreement, Dated 9/19/2008, Ad Astra Recovery Services, Inc. and Kahrs Law Offices, P.A. Addendum to Collection Engagement Agreement, Dated 7/9/2009, Ad Astra Recovery Services, Inc. and Kahrs Law Offices, P.A.
Kravitz, Schnitzer, Sloane & Johnson	Attorney Fee Agreement, Dated 1/05/2012, Ad Astra Recovery Services, Inc. and Kravitz, Schnitzer, Sloane & Johnson
Law Offices of James A. West	Attorney Retainer Agreement, Dated 10/14/2015, Ad Astra Recovery Services, Inc. and West Law Group, PLLC.
Law Offices of Nicole C. Hillman	Collection Agreement, Dated 7/3/2019, Ad Astra Recovery Services, Inc. and Nicole C. Hillman d/b/a/ Law Office of Nicole C. Hillman
Mark A. Leachman, P.C.	Collection Agreement, Dated 05/22/2019, Ad Astra Recovery Services, Inc. and Mark A. Leachman, P.C.
Markoff Law LLC	Representation Agreement, Dated 3/28/2016, Ad Astra Recovery Services, Inc. and Markoff Law, LLC.
Olympus Law	Collection Agreement, Dated 9/12/2017, Ad Astra Recovery Services, Inc. and Olympus Law Firm Amendment to Utah Contract, Dated 1/10/2018, Ad Astra Recovery Services, Inc. and Olympus Law Firm
Thrash and Thrash	Collection Agreement, Dated 09/05/2018, Ad Astra Recovery Services, Inc. and Thrash & Thrash, PLLC
Moss & Barnett	Moss & Barnett Hourly Retainer Agreement, Dated 1/26/2016, Ad Astra Recovery Services, Inc. and Moss & Barnett Confidentiality and Non-Disclosure Agreement, Dated 1/14/2013, Ad Astra Recovery Services, Inc. and Moss & Barnett, PA

(x)

Curo Financial Technologies	Limited Services Agreement, Dated 4/17/2007, Ad Astra Recovery Services, Inc. and Tiger Financial Management, Amendment dated 5/11/2016; Addendum dated 6/28/2017 Collection Agency Agreement, dated as of November 25, 2014, by and between Galt Ventures, LLC. and Ad Astra Recovery Service, Inc., as amended on March 20, 2018. Collection Agency Agreement, dated as of November 25, 2014, by and between Advance Group, Inc. and Ad Astra Recovery Service, Inc., as amended on January 1, 2018.

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69

CIHC Stock Purchase Agreement Ad Astra - CIHC Stock Purchase Agreement Ad Astra   Collection Agency Agreement, dated as of November 25, 2014, by and between FMMR Investments, Inc. and Ad Astra Recovery Service, Inc., as amended on January 1, 2018. Collection Agency Agreement, dated as of November 25, 2014, by and between Principal Investments, Inc. and Ad Astra Recovery Service, Inc., as amended on January 1, 2018. Collection Agency Agreement, dated as of November 25, 2014, by and between A Speedy Cash Car Title Loans, LLC. and Ad Astra Recovery Service, Inc. Collection Agency Agreement, dated as of November 25, 2014, by and between Attain Finance AZ and Ad Astra Recovery Service, Inc. Collection Agency Agreement, dated as of November 25, 2014, by and between Attain Finance LLC and Ad Astra Recovery Service, Inc. Collection Agency Agreement, dated as of November 25, 2014, by and between Cash Colorado and Ad Astra Recovery Service, Inc. Collection Agency Agreement, dated as of November 25, 2014, by and between Concord Finance and Ad Astra Recovery Service, Inc. Collection Agency Agreement, dated as of November 25, 2014, by and between Evergreen Financial and Ad Astra Recovery Service, Inc. Collection Agency Agreement, dated as of November 25, 2014, by and between SCIL Inc. and Ad Astra Recovery Service, Inc. Collection Agency Agreement, dated as of November 25, 2014, by and between SCIL, LLC. and Ad Astra Recovery Service, Inc. Collection Agency Agreement, dated as of November 25, 2014, by and between Speedy Cash and Ad Astra Recovery Service, Inc. Collection Agency Agreement, dated as of November 25, 2014, by and between Speedy Cash Illinois Inc. and Ad Astra Recovery Service, Inc. Collection Agency Agreement, dated as of November 25, 2014, by and between The Money Store and Ad Astra Recovery Service, Inc. Collection Agency Agreement, dated as of November 25, 2014, by and between Todd Car Title, Inc. and Ad Astra Recovery Service, Inc. Letter of Engagement, dated 10/23/2017, Ad Astra Recovery Services, BlankRome Inc. and Scott Wortman J. Vance Anderson P.L.C Verbal, Firm Reformed, New Contract Pending ‐ 10 ‐  70

CIHC Stock Purchase Agreement Ad Astra - CIHC Stock Purchase Agreement Ad Astra

Kahrs Law Offices, P.A.	Collection Engagement Agreement, Dated 9/19/2008, Ad Astra Recovery Services, Inc. and Kahrs Law Offices, P.A. Addendum to Collection Engagement Agreement, Dated 7/9/2009, Ad Astra Recovery Services, Inc. and Kahrs Law Offices, P.A.
Kravitz, Schnitzer, Sloane & Johnson	Attorney Fee Agreement, Dated 1/05/2012, Ad Astra Recovery Services, Inc. and Kravitz, Schnitzer, Sloane & Johnson
Law Offices of James A. West	Attorney Retainer Agreement, Dated 10/14/2015, Ad Astra Recovery Services, Inc. and West Law Group, PLLC.
Law Offices of Nicole C. Hillman	Collection Agreement, Dated 7/3/2019, Ad Astra Recovery Services, Inc. and Nicole C. Hillman d/b/a/ Law Office of Nicole C. Hillman
Mark A. Leachman, P.C.	Collection Agreement, Dated 05/22/2019, Ad Astra Recovery Services, Inc. and Mark A. Leachman, P.C.
Markoff Law LLC	Representation Agreement, Dated 3/28/2016, Ad Astra Recovery Services, Inc. and Markoff Law, LLC.
Matthew Callister & Reynolds	Collection Engagement Letter, Dated 6/16/2008, Ad Astra Recovery Services, Inc. and Callister & Reynolds.
Olympus Law	Collection Agreement, Dated 9/12/2017, Ad Astra Recovery Services, Inc. and Olympus Law Firm Amendment to Utah Contract, Dated 1/10/2018, Ad Astra Recovery Services, Inc. and Olympus Law Firm
Thrash and Thrash	Collection Agreement, Dated 09/05/2018, Ad Astra Recovery Services, Inc. and Thrash & Thrash, PLLC
Moss & Barnett	Moss & Barnett Hourly Retainer Agreement, Dated 1/26/2016, Ad Astra Recovery Services, Inc. and Moss & Barnett Confidentiality and Non-Disclosure Agreement, Dated 1/14/2013, Ad Astra Recovery Services, Inc. and Moss & Barnett, PA

(xi)

Vendor	**Written Agreement**
CBCInnovis	Master Services Agreement, Dated 1/8/2018, Ad Astra Recovery Services, Inc. and CBCInnovis
eOscar	e-Oscar System Batch Interface Agreement, Dated 3/24/2015, Ad Astra Recovery Services, Inc. and On-Line Data Exchange, LLC.
Experian	Standard Terms and Conditions and Consumer Services Schedule, Dated 3/16/2007, Ad Astra Recovery Services, Inc. and Experian Information Solutions

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71

CIHC Stock Purchase Agreement Ad Astra - CIHC Stock Purchase Agreement Ad Astra

Koch Siedhoff Hand & Dunn, LLP	Verbal, Annual Engagement
LCI	Bankruptcy Services Agreement, Dated 01/10/2013, Ad Astra Recovery Services and Lundquist Consulting, Inc.
LexisNexis Accurint	LN FCRA Application & Agreement, Dated 1/03/2014, Ad Astra Recovery Services, Inc. and LexisNexis Risk Solutions Bureau LLC
Noble Systems Corporation	Curo holds this contract on behalf of Ad Astra
RNN Group	RNN Group Agreement, Dated 05/04/2016, Ad Astra Recovery Services, Inc. and Rnn Group, Inc.
Transunion	TransUnion Master Agreement For Consumer Reporting and Ancillary Services. Dated 3/19/2007, Ad Astra Recovery Services, Inc. and TransUnion, LLC. Pricing Supplement, Dated 7/1/2018, Ad Astra Recovery Services, Inc. and TransUnion Risk and Alternative Data Solutions, Inc.
WebRecon	WebRecon LLC Service Agreement: The Litigant Exchange, Dated 08/12/2016, Ad Astra Recovery Services, Inc. and WebRecon, LLC
Intrust Bank	Corporate Authorization Resolution, Dated 1/30/2019, Ad Astra Recovery Services, Inc. and Instrust Bank N.A.
Navex/PolicyTech	Master Services Agreement, Dated 7/13/2017, Ad Astra Recovery Services, Inc. and Navex Global Order Form, Dated 2/8/2019, Ad Astra Recovery Services, Inc. and Navex Global
Belt Leasing, LLC	Equipment Lease Agreement, Dated 1/29/2019, Ad Astra Recovery Services, Inc. and Belt Leasing, LLC.
Adam Trimble Tuition Agreement	Education Funding Agreement, Dated 7/22/2019, Ad Astra Recovery Services, Inc. and Adam Trimble
QM	Software Licence, Dated 8/19/2019, Ad Astra Recovery Services and QM Multivalue Database

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CIHC Stock Purchase Agreement Ad Astra - CIHC Stock Purchase Agreement Ad Astra   Schedule 4.11(a) Domain name registered to: Ad Astra Recovery Services, Inc.; https://www.adastrarecoveryservicesinc.com/ ‐ 13 ‐  73

CIHC Stock Purchase Agreement Ad Astra - CIHC Stock Purchase Agreement Ad Astra

Schedule 4.12

Pending Legal Proceedings

Caption	Court	Docket/Case #
Ad Astra Recovery Services, Inc. vs. John Clifford Heath, Esq.; John C. Heath, Attorney at Law, PLLC d/b/a Lexington Law Firm; Progrexion Holdings, Inc. d/b/a "Progrexion;" Progrexion Teleservices, Inc. d/b/a "Progrexion;" Kevin Jones, Esq.; Adam C. Fullman, Esq.; Lexington Consumer Advocacy, Inc.; and XYZ Corps. 1-20; John Does 1-20	District of Kansas- Wichita, District Court	6:18-cv-01145-JWB-KGS
Jessie J. Taylor vs. Ad Astra Recovery Services, Inc.	Northern District of Illinois, Eastern Division	1:19-cv-05011
Renee Otto vs. Ad Astra Recovery Services, Inc.	Eastern District of Louisiana, District Court	2:19-cv-12816
Tananda Powell vs. Ad Astra Recovery Services, Inc.	Jackson County, Missouri Circuit Court	1916-CV02581
Matthew Nelson v. Ad Astra Recovery Services, Inc., Experian Information Services, Inc. Transunion, LLC, and Equifax, Inc.	State of Nevada, District Court	2:19-cv-01755
Sabino Hernandez v. Ad Astra Recovery Services, Inc.	Central Court of California	AAA-01-19-0002-7196

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CIHC Stock Purchase Agreement Ad Astra - CIHC Stock Purchase Agreement Ad Astra

Michael Nunn vs. Ad Astra Recovery Services, Inc.	San Joaquin County- Superior Court	STK-CV-SC-2019-14340
Hirsh v Ad Astra Recovery Services, Inc.	Kansas Human Rights Commission	N/A- FILED 9/3/2019
Madeline Young v. Ad Astra Recovery Services, Inc.	Houston, Texas	N/A-American Arbitration Association- Demand Filed
Sarah E Neese v. Ad Astra Recovery Services, Inc.	Eastern District of Texas, Sherman Division	4:19-cv-00842
Brittany Williams, individually and on behalf of all others similarly situated v. Ad Astra Recovery Services, Inc., and John Does 1-25	Eastern District of Virginia, Richmond Division	3:19cv858

Complaints

File Open Date	File Type	File State	File Name
11/22/19	BBB Complaint	CA	Jeannie Moews
11/20/19	CFPB Complaint	TX	Kenan White
11/22/19	CFPB Complaint	CA	Janina Chatman
11/25/19	CFPB Complaint	TX	Stevquesha Burts
11/25/19	CFPB Complaint	TX	Gary Willis
11/25/19	CFPB Complaint	AZ	Werner Scroedl

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CIHC Stock Purchase Agreement Ad Astra - CIHC Stock Purchase Agreement Ad Astra

Schedule 4.13(a)

Benefit	Provider	Employee Group	Provisions
Fully Insured Health and Dental Insurance	Blue Cross Blue Shield	All	Must enroll
Basic Life Insurance	Sun Life	All	Amount of insurance: Managers (Aaron Scott Anthony, Tracy Bengtson, Sarah Kruger and Christopher Sanchez) are 2x annual wage up to a maximum of $250,000, all other employees are $25,000
Employee Assistance Program Agreement, dated November 1, 2018, by and between New Directions Behavioral Health L.L.C. and the Company	New Directions Behavioral Health	All	N/A

The following incentive compensation arrangements. Each incentive compensation arrangement may be terminated by the Company without prior notice to or consent of the participants and without further liability. Any earned but unpaid incentive compensation amounts that relate to any period prior to the Closing (including the employer portion of any payroll, social security, unemployment or other employer Taxes associated therewith) shall be treated as Indebtedness to the extent not included as a Liability in the calculation of Net Working Capital.

Department	Bonus Guidelines	Employee Group	Distribution
Collections	The bonus tracks and figures in PTP arrangements, hours worked, number of calls made, and dialer statistics. Final bonus is determined from payments and adherence to compliance standards. 1.70% of payments with $5,000 monthly minimum and $40/hour minimum. Rank bonuses include, $200 for highest dollars/hour, $100 for 2nd highest dollars/hour, $50 for 3rd for highest dollars/hour, must have worked 90% of scheduled hours.	Recovery Specialists	Monthly
Collections	$1,000 per month subject to percentage decreases based on achieving collection revenue goals.	Collection Manager	Monthly
Collections	Tiered based on top ranking team by revenue derived from team and adjusted based on compliance and	Collection Supervisor	Monthly

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Department	Bonus Guidelines	Employee Group	Distribution
	performance standard. Ranked from $1,200 to $800.		
Legal Referral	Legal Referral Department bonus, is broken into two categories; Pre-Legal Coordinators receive bonuses based on the quantity of successful referrals of litigation suits by obtaining valid contact information, $.75 per valid referral. Post-Legal Coordinators receive monthly bonuses based on quota of accounts worked and the percentage of funds recovered, 1.9% of recovery derived from employee.	Legal Coordinator	Monthly
Legal Referral	Legal Supervisor Bonus is .00156% of principal balance recovery on legal accounts.	Legal Supervisor/Manager	Monthly
Support	Based on percentage of revenue generated from consolidation companies, 1.75% of recovery derived directly from employee.	Support Supervisor	Monthly
Support	Support Specialists assist the Supervisor in CCCS negotiations and email distributions. Any successful collection as a result yields $0.75 bonus per account when directly derived from an employee.	Support Specialists	Monthly
Support	The Administrative Assistant assists the Supervisor in CCCS coordination by reviewing old POAs and redistributing the accounts to the proper department. Any successful CCS collection as a result yields $0.25 bonus per account when directly derived from the employee.	Administrative Assistant	Monthly
Support	Annual Bonus determined by performance goals described in annual review. Ranging from $5-$15,000	Operations Manager	Annual
IT	Annual Christmas at discretion of President based on annual performance/project completion	IT Manager	Annual
Executive	Set by Board of Directors each calendar year, ranging from $0-$30,000	President and General Manager	Annual

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Department	Bonus Guidelines	Employee Group	Distribution
Collections	The bonus tracks and figures in PTP arrangements, hours worked, number of calls made, and dialer statistics. Final bonus is determined from payments and adherence to compliance standards. 1.70% of payments with 5,000k monthly minimum and $40/hr minimum. Rank bonuses include, $200 for highest dollars/hour, $100 for 2nd highest dollars/hour, $50 for 3rd for highest dollars/hour, must have worked 90% of scheduled hours.	Recovery Specialists	Monthly
Collections	$1,000 per month subject to percentage decreases based on achieving collection revenue goals.	Collection Manager	Monthly
Collections	Tiered based on top ranking team by revenue derived from team and adjusted bassed on compliance and performace standard. Ranked from $1,200 to $800.	Collection Supervisor	Monthly
Legal Referral	Legal Referral Department bonus, is broken into two categories; Pre-Legal Coordinators receive bonuses based on the quantity of successful referrals of litigation suits by obtaining valid contact information, $ .75 per valid referral. Post-Legal Coordinators receive monthly bonuses based on quota of accounts worked and the percentage of funds recovered, 1.9% of recovery derived from employee.	Legal Coordinator	Monthly
Legal Referral	Legal Supervisor Bonus is .00156 of principal balance recovery on legal accounts.	Legal Supervisor/Manager	Monthly
Support	Based on percentage of revenue generated from consolidation companies, 1.75% of recovery derived directly from employee.	Support Supervisor	Monthly
Support	Support Specialists assist the Supervisor in CCCS negotiations and email distributions. Any successful collection as a result yields $0.75 bonus per account when directly derived from an employee.	Support Specialists	Monthly
Support	The Administrative Assistant assists the Supervisor in CCCS coordination by reviewing old POAs and redistributing the accounts to the proper department. Any successful CCCS collection as a result yields $0.25 bonus per account when directly derived from the employee.	Administrative Assistant	Monthly
Support	Annual Bonus determined by performance goals described in annual review. Ranging from $5-$15,000	Operations Manager	Annual
IT	Annual Christmas Bonus at discretion of President based on annual performance/project completion.	IT Manager	Annual
Executive	Set by Board of Directors each calendar year, ranging from $0-$30,000	President	Annual

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CIHC Stock Purchase Agreement Ad Astra - CIHC Stock Purchase Agreement Ad Astra   Schedule 4.13(f) (i) The Company shall make a payment to Tracy Bengtson in connection with the Closing, payable in full by the Company at or prior to the Closing. Such payment (including the employer portion of any payroll, social security, unemployment or other employer Taxes associated therewith) will be treated as Transaction Expenses. (ii) None. (iii) None. (iv) None. ‐ 19 ‐  79

CIHC Stock Purchase Agreement Ad Astra - CIHC Stock Purchase Agreement Ad Astra

Schedule 4.15(a)

Title	Hire Date	Location	Exempt	Classification	Work Status	Eligibility to work in US	Hourly Rate (Unless Specified as Other)	Bonus Category	Name	H/S
Administrative Assistant	1/12/2017	Wichita, KS	N	Employee	Full Time	Y	13.50	Administrative Assistant	Velazquez, Norma E	H
Compliance Specialist - AA	3/25/2019	Wichita, KS	N	Employee	Full Time	Y	23.50	N/A	Cyr, Jessica	H
Compliance Specialist - AA	9/3/2013	Wichita, KS	N	Employee	Full Time	Y	15.00	N/A	Dudley, Penny	H
Compliance Specialist - AA	8/2/2011	Wichita, KS	N	Employee	Full Time	Y	14.18	N/A	Medlam, Kala Dawn	H
Legal Coordination Sup - AA	5/10/2018	Wichita, KS	N	Employee	Full Time	Y	16.96	Legal Supervisor/Manager	Ascencio-Koehn, Jessica	H
Legal Coordinator - AA	1/7/2019	Wichita, KS	N	Employee	Full Time	Y	11.00	Legal Coordinator	Bobo, LaTosha Marie	H
Legal Coordinator - AA	10/28/2019	Wichita, KS	N	Employee	Full Time	Y	12.00	Legal Coordinator	Chrisman, Kellie Diane	H
Legal Coordinator - AA	2/10/2016	Wichita, KS	N	Employee	Full Time	Y	12.98	Legal Coordinator	Clyde, Cristen	H
Legal Coordinator - AA	12/6/2016	Wichita, KS	N	Employee	Full Time	Y	13.34	Legal Coordinator	Lopez, Tania	H
Legal Coordinator - AA	5/11/2011	Wichita, KS	N	Employee	Full Time	Y	15.75	Legal Coordinator	Noyes, Nicole	H
Legal Coordinator - AA	8/3/2015	Wichita, KS	N	Employee	Full Time	Y	13.73	Legal Coordinator	Robertson, Amber	H
Legal Coordinator - AA	6/19/2019	Wichita, KS	N	Employee	Full Time	Y	12.00	Legal Coordinator	Wheeler, Rondalyn Nichole	H
Recovery Specialist - AA	1/11/2018	Wichita, KS	N	Employee	Full Time	Y-EAD	10.50	Recovery Specialists	Aguilera Carrillo, Valeria	H
Recovery Specialist - AA	1/6/2016	Wichita, KS	N	Employee	Full Time	Y	11.00	Recovery Specialists	Anaya, Jose Enrique	H
Recovery Specialist - AA	6/1/2018	Wichita, KS	N	Employee	Full Time	Y-EAD	11.00	Recovery Specialists	Arellano-Parga, Monserrat	H
Recovery Specialist - AA	6/22/2015	Wichita, KS	N	Employee	Full Time	Y-EAD	12.50	Recovery Specialists	Arteaga, Maria D	H

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CIHC Stock Purchase Agreement Ad Astra - CIHC Stock Purchase Agreement Ad Astra   Recovery Specialist - AA 6/1/2016 Wichita, N Employee Full Time Y 11.00 Recovery Avila, Jennifer H KS Specialists Recovery Specialist - AA 4/8/2019 Wichita, N Employee Full Time Y 11.00 Recovery Bishop Walker, Francelia H KS Specialists Recovery Specialist - AA 1/6/2014 Wichita, N Employee Full Time Y-EAD 11.88 Recovery Cardenas Salazar, Rosa H KS Specialists Recovery Specialist - AA 11/6/201 Wichita, N Employee Full Time Y 11.00 Recovery Cervantes, Yadira Diaz H 9 KS Specialists Recovery Specialist - AA 10/9/201 Wichita, N Employee Full Time Y-EAD 11.64 Recovery Crespo Fernandez, Carla N H 3 KS Specialists Recovery Specialist - AA 9/13/201 Wichita, N Employee Full Time Y-EAD 10.50 Recovery Cruz Jimenez, Jose E H 7 KS Specialists Recovery Specialist - AA 8/26/201 Wichita, N Employee Full Time Y 11.00 Recovery Davis, Isaac De Won H 9 KS Specialists Recovery Specialist - AA 1/6/2016 Wichita, N Employee Full Time Y-EAD 11.52 Recovery Espinal Hernandez, Marco H KS Specialists Recovery Specialist - AA 8/26/201 Wichita, N Employee Full Time Y 11.00 Recovery Flores, Anayeli H 9 KS Specialists Recovery Specialist - AA 1/28/201 Wichita, N Employee Full Time Y 11.00 Recovery Fuentes, Dominique Kiana H 9 KS Specialists Recovery Specialist - AA 12/3/201 Wichita, N Employee Full Time Y 10.50 Recovery Garcia, Victoria H 8 KS Specialists Recovery Specialist - AA 9/7/2016 Wichita, N Employee Full Time Y 11.93 Recovery Guerra, Cassondra H KS Specialists Michelle Recovery Specialist - AA 4/3/2018 Wichita, N Employee Full Time Y 10.50 Recovery Hannon, Vanessa Anne H KS Specialists Recovery Specialist - AA 8/26/201 Wichita, N Employee Full Time Y 11.00 Recovery Hernandez, Chello Raquel H 9 KS Specialists Recovery Specialist - AA 4/8/2019 Wichita, N Employee Full Time Y 11.00 Recovery Herron, Derrick John H KS Specialists Recovery Specialist - AA 10/16/20 Wichita, N Employee Full Time Y 15.73 Recovery Hoelker, Sandra H 07 KS Specialists Recovery Specialist - AA 8/26/201 Wichita, N Employee Full Time Y 11.00 Recovery Jackson, Promise S H 9 KS Specialists Recovery Specialist - AA 6/10/201 Wichita, N Employee Full Time Y 11.00 Recovery Kinder, Janelli H 9 KS Specialists Recovery Specialist - AA 7/5/2018 Wichita, N Employee Full Time Y 10.50 Recovery Loya, Jasmin H KS Specialists Recovery Specialist - AA 9/13/201 Wichita, N Employee Full Time Y-EAD 11.08 Recovery Lozano, Alejandra H 7 KS Specialists Recovery Specialist - AA 1/11/201 Wichita, N Employee Full Time Y 10.50 Recovery Lujano, Stephany H 7 KS Specialists ‐ 21 ‐  81

CIHC Stock Purchase Agreement Ad Astra - CIHC Stock Purchase Agreement Ad Astra

Recovery Specialist - AA	10/8/2018	Wichita, KS	N	Employee	Full Time	Y-EAD	10.50	Recovery Specialists	Martinez, Edna J	H
Recovery Specialist - AA	6/10/2019	Wichita, KS	N	Employee	Full Time	Y	11.00	Recovery Specialists	Martinez, Emely	H
Recovery Specialist - AA	8/26/2019	Wichita, KS	N	Employee	Full Time	Y	11.00	Recovery Specialists	Martinez, Marriessa Eve Arianna	H
Recovery Specialist - AA	4/3/2018	Wichita, KS	N	Employee	Full Time	Y	10.50	Recovery Specialists	Martinez-Hernandez, Keano	H
Recovery Specialist - AA	10/5/2015	Wichita, KS	N	Employee	Full Time	Y	12.50	Recovery Specialists	Meaders, Meagan Nicole	H
Recovery Specialist - AA	6/10/2019	Wichita, KS	N	Employee	Full Time	Y	11.00	Recovery Specialists	Mitchell, Mazine Cornetta	H
Recovery Specialist - AA	1/28/2019	Wichita, KS	N	Employee	Full Time	Y	11.00	Recovery Specialists	Moreno, Nathan Daniel	H
Recovery Specialist - AA	4/6/2015	Wichita, KS	N	Employee	Full Time	Y	11.00	Recovery Specialists	Pena, Jonathan S	H
Recovery Specialist - AA	9/13/2017	Wichita, KS	N	Employee	Full Time	Y	10.00	Recovery Specialists	Perez, Ilyanne A	H
Recovery Specialist - AA	8/26/2019	Wichita, KS	N	Employee	Full Time	Y	11.00	Recovery Specialists	Saucedo, Francisco Guillermo	H
Recovery Specialist - AA	4/3/2018	Wichita, KS	N	Employee	Full Time	Y	10.50	Recovery Specialists	Stewart, Brittany Monique	H
Recovery Specialist - AA	11/4/2019	Wichita, KS	N	Employee	Full Time	Y	13.50	Recovery Specialists	Stiles, Cortney	H
Recovery Specialist - AA	5/29/2013	Wichita, KS	N	Employee	Full Time	Y	12.59	Recovery Specialists	Tackett, Linh	H
Recovery Specialist - AA	9/7/2016	Wichita, KS	N	Employee	Full Time	Y	11.63	Recovery Specialists	Thompson, Dulce Celeste	H
Recovery Specialist - AA	12/7/2016	Wichita, KS	N	Employee	Full Time	Y	10.92	Recovery Specialists	Thompson, Samuel Logan	H
Recovery Specialist - AA	1/28/2019	Wichita, KS	N	Employee	Full Time	Y	11.00	Recovery Specialists	Valdez, Maritza	H
Recovery Specialist - AA	1/28/2019	Wichita, KS	N	Employee	Full Time	Y	11.00	Recovery Specialists	Valenzuela, Dalia	H
Recovery Specialist - AA	10/8/2018	Wichita, KS	N	Employee	Full Time	Y	10.50	Recovery Specialists	Villarreal, Itzell Karen	H
Recovery Specialist - AA	8/26/2019	Wichita, KS	N	Employee	Full Time	Y	11.00	Recovery Specialists	Washington, Alexus Dione	H
Recovery Specialist - AA	12/7/2019	Wichita, KS	N	Employee	Full Time	Y	10.92	Recovery Specialists	Willett, Krystal	H
Recovery Specialist - AA	7/5/2018	Wichita, KS	N	Employee	Full Time	Y	10.50	Recovery Specialists	Zuniga, Alexis	H

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Recovery Supervisor - AA	12/17/2012	Wichita, KS	N	Employee	Full Time	Y	14.77	Recovery Specialists	Moon, Mariah	H
Recovery Supervisor - AA	8/19/2013	Wichita, KS	N	Employee	Full Time	Y	15.96	Recovery Specialists	Urbina Triana, Veronica	H
Recovery Supervisor - AA	4/3/2018	Wichita, KS	N	Employee	Full Time	Y	10.50	Recovery Specialists	Valdez, Analie	H
Sr. Recovery Specialist - AA	9/5/2012	Wichita, KS	N	Employee	Full Time	Y	14.00	Collection Supervisor	Castillo, Angela	H
Sr. Recovery Specialist - AA	1/6/2016	Wichita, KS	N	Employee	Full Time	Y	14.25	Collection Supervisor	Cordero Avitia, Francisco	H
Sr. Recovery Specialist - AA	4/6/2015	Wichita, KS	N	Employee	Full Time	Y	14.84	Collection Supervisor	Craig, Amanda	H
Sr. Recovery Specialist - AA	1/11/2017	Wichita, KS	N	Employee	Full Time	Y	12.75	Collection Supervisor	Riddle, Angelica Gabriela	H
Sr. Recovery Specialist - AA	5/29/2013	Wichita, KS	N	Employee	Full Time	Y	13.40	Collection Supervisor	Salcedo, Michael	H
Sr. Recovery Specialist - AA	7/5/2018	Wichita, KS	N	Employee	Full Time	Y	12.40	Collection Supervisor	Schoenberger, Sara Ann	H
Support Specialist - AA	9/4/2018	Wichita, KS	N	Employee	Full Time	Y	11.75	Support Specialists	Arnold, Monica Michelle	H
Support Specialist - AA	4/22/2019	Wichita, KS	N	Employee	Full Time	Y	12.00	Support Specialists	Cabrales, Daisy Crystal	H
Support Specialist - AA	9/13/2019	Wichita, KS	N	Employee	Full Time	Y	11.00	Support Specialists	Camacho Vargas, Michelle Abigail	H
Support Specialist - AA	3/26/2019	Wichita, KS	N	Employee	Full Time	Y-EAD	12.00	Support Specialists	Conrad, Linette Noemi	H
Support Specialist - AA	6/19/2014	Wichita, KS	N	Employee	Full Time	Y	13.19	Support Specialists	Gonzalez, Ruby Adriana	H
Support Specialist - AA	9/9/2019	Wichita, KS	N	Employee	Full Time	Y	12.00	Support Specialists	Greenstreet, Miranda Rae	H
Support Specialist - AA	3/26/2019	Wichita, KS	N	Employee	Full Time	Y	12.00	Support Specialists	Hernandez, Enrique Osiel	H
Support Specialist - AA	8/24/2015	Wichita, KS	N	Employee	Full Time	Y	12.75	Support Specialists	Ramirez-Lujan, Paola	H
Support Specialist - AA	1/6/2016	Wichita, KS	N	Employee	Full Time	Y	11.03	Support Specialists	Ramos, Monica Teresa	H
Support Specialist - AA	5/20/2019	Wichita, KS	N	Employee	Full Time	Y	11.00	Support Specialists	Reyes, Cecilia T	H
Support Specialist - AA	6/3/2019	Wichita, KS	N	Employee	Full Time	Y-EAD	12.50	Support Specialists	Soria Cisneros, Perla E	H
Support Specialist - AA	5/10/2017	Wichita, KS	N	Employee	Full Time	Y	11.00	Support Specialists	Sutch, Kailey Jade	H

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CIHC Stock Purchase Agreement Ad Astra - CIHC Stock Purchase Agreement Ad Astra

Support Specialist - AA	5/3/2019	Wichita, KS	N	Employee	Full Time	Y	12.00	Support Specialists	Villalobos-Gomez, Omar	H
Support Specialist Supervisor	3/16/2015	Wichita, KS	N	Employee	Full Time	Y	15.41	Support Supervisor	Lira, Rosalva	H
Collection Manager - Ad Astra	6/5/2006	Wichita, KS	Y	Employee	Full Time	Y	2903.63-Bi Monthly	Collection Manager	Sanchez, Christopher	S
Database and IT Support Manager	2/12/2018	Wichita, KS	Y	Employee	Full Time	Y	3062.5-Bi-Monthly	IT Manager	Anthony, Aaron Scott	S
Operations Manager	7/16/2012	Wichita, KS	Y	Employee	Full Time	Y	3395.63-Bi-Monthly	Operations Manager	Kruger, Sarah	S
President - AA	4/13/2019	Wichita, KS	Y	Employee	Full Time	Y	4166.67-Bi-Monthly	President/General Manager	Bengtson, Tracy	S

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CIHC Stock Purchase Agreement Ad Astra - CIHC Stock Purchase Agreement Ad Astra   Schedule 4.15(d) There are no pending or, to the Knowledge of the Company, threatened Legal Proceedings related to the employment of labor. ‐ 25 ‐  85

CIHC Stock Purchase Agreement Ad Astra - CIHC Stock Purchase Agreement Ad Astra   Schedule 4.19 Insurer Type of Insurance Zurich American Insurance Company Liability Zurich American Insurance Company Worker's Compensation QBE Insurance Corporation Errors and Omissions Liability Blue Cross Blue Shield Health and Dental Sun Life Life Insurance ‐ 26 ‐  86

CIHC Stock Purchase Agreement Ad Astra - CIHC Stock Purchase Agreement Ad Astra   Schedule 6.1 None. ‐ 27 ‐  87

CIHC Stock Purchase Agreement Ad Astra - CIHC Stock Purchase Agreement Ad Astra   Schedule 6.6(a) 1. Illinois: Licensed Collection Agency; Department of Financial and Professional Regulation – Division of Professional Regulation 2. Nevada: Collection Agency License; Department of Business and Industry – Financial Institutions Division 3. Tennessee: Collection Service Agency License; Collection Service Board 4. Arizona: Collection Agency License; Department of Financial Institutions 5. New Mexico: Collection Agency License; Regulation and Licensing Department – Financial Institutions Division 6. Oregon: Collection Agency Registration; Division of Financial Regulation 7. Wyoming: Collection Agency License; Collection Agency Board 8. Colorado: Collection Agency License; Department of Law 9. Hawaii: Exempt Collection Agency License; State of Hawaii Department of Commerce and Consumer Affairs 10. Idaho: Collection Agency License; Department of Finance 11. North Dakota: Collection Agency License; Department of Finance 12. Rhode Island: Debt Collector Registration; Department of Business Regulation – Banking Department 13. Washington: Business License (Collection Agency Branch); Department of Revenue 14. Delaware: Business License (Mercantile or Collection Agency); Division of Revenue 15. Utah: Certificate of Registration (Collection Agency – Foreign); Department of Commerce – Division of Corporations & Commercial Code 16. Florida: Consumer Collection Agency License; Office of Financial Regulation ‐ 28 ‐  88

CIHC Stock Purchase Agreement Ad Astra - CIHC Stock Purchase Agreement Ad Astra   17. Maine: Debt Collection License; Department of Professional and Financial Regulation – Bureau of Consumer Credit Protection 18. Minnesota: Collection Agency License; Department of Commerce ‐ 29 ‐  89

CIHC Stock Purchase Agreement Ad Astra - CIHC Stock Purchase Agreement Ad Astra   Schedule 6.9 None. ‐ 30 ‐  90

CIHC Stock Purchase Agreement Ad Astra - CIHC Stock Purchase Agreement Ad Astra   Schedule 6.10 $419,591.72 has been paid to BlankRome, Warshaw Burstein, LLP, and Thompson Law Firm for legal and professional services through 11/26/2019 in connection with Ad Astra v. John Clifford Heath, Esq. et al. ‐ 31 ‐  91

CIHC Stock Purchase Agreement Ad Astra - CIHC Stock Purchase Agreement Ad Astra   Schedule 7.01(d) 1. Lease, dated as of January 27, 2012, by and between Kansas Business Condos, LLC and Ad Astra Recovery Services, Inc., as amended on August 31, 2015 and November 5, 2018.   ‐ 32 ‐  92